UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.       )

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AUTOZONE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AUTOZONE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 16, 2020

What:	Annual Meeting of Stockholders

When:	December 16, 2020, 8:00 a.m. Central Standard Time

Where:

In light of health and safety concerns regarding the continuing coronavirus (COVID-19) pandemic and related restrictions, the annual meeting will be held online via live webcast at www.meetingcenter.io/276027987.

Stockholders will vote regarding:
●
Election of ten directors
●
Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2021 fiscal year
●
Approval of advisory vote on executive compensation
●
Approval of AutoZone, Inc. 2020 Omnibus Incentive Award Plan
●
The transaction of other business that may be properly brought before the meeting

Record Date:	Stockholders of record as of October 19, 2020, may vote at the meeting.

By order of the Board of Directors,

/s/ Kristen C. Wright

Kristen C. Wright
Secretary

Memphis, Tennessee
October 26, 2020

We encourage you to vote by telephone or Internet, both of which are convenient, cost-effective and reliable alternatives to returning your proxy card by mail.

AutoZone, Inc.

123 South Front Street

Memphis, Tennessee 38103

Proxy Statement

for

Annual Meeting of Stockholders

December 16, 2020

The Meeting

The Annual Meeting of Stockholders of AutoZone, Inc. will be held online via live webcast at www.meetingcenter.io/276027987, at 8:00 a.m. CST on December 16, 2020.

About this Proxy Statement

Our Board of Directors has sent you this Proxy Statement to solicit your vote at the Annual Meeting. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Meeting. Please read it carefully.

In this Proxy Statement:

●	“AutoZone,” “we,” “us,” “our” and “the Company” mean AutoZone, Inc.
●	“Annual Meeting” or “Meeting” means the Annual Meeting of Stockholders to be held online via live webcast at www.meetingcenter.io/276027987, at 8:00 a.m. CST on December 16, 2020.
●	“Board” means the Board of Directors of AutoZone, Inc.

AutoZone will pay all expenses incurred in this proxy solicitation. We also may make additional solicitations in person, by telephone, facsimile, e-mail, or other forms of communication. Brokers, banks, and others who hold our stock for beneficial owners will be reimbursed by us for their expenses related to forwarding our proxy materials to the beneficial owners.

This Proxy Statement is first being sent or given to security holders on or about October 26, 2020.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON DECEMBER 16, 2020. This Proxy Statement and the annual report to security holders are available at Investors.AutoZone.com.

INFORMATION ABOUT VOTING AND ATTENDANCE

How do I attend the Annual Meeting?

Due to health and safety concerns regarding the continuing coronavirus (COVID-19) pandemic and related restrictions, the Annual Meeting will be held entirely online via live webcast at www.meetingcenter.io/276027987. There will be no physical meeting location. Registered shareholders can attend the meeting by accessing the meeting site at www.meetingcenter.io/276027987 and entering the 15-digit control number that can be found on your proxy card mailed with the proxy materials and the meeting password: AZO2020.

If you hold your shares through an intermediary, such as a bank or broker or other nominee, you must register in advance to attend the Annual Meeting. To register, you must obtain a legal proxy from your bank, broker or other nominee and submit your name and a copy of your legal proxy to Computershare. Requests for registration may be submitted by email to legalproxy@computershare.com with “Legal Proxy” in the subject line, or by mail to Computershare, AutoZone, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001. Requests for registration must be received no later than 5:00 p.m. (ET) on December 10, 2020. You will receive a confirmation of your registration by email from Computershare. At the time of the Annual Meeting, go to www.meetingcenter.io/276027987 and enter your control number and the meeting password: AZO2020.

What matters will be voted on at the Annual Meeting?

At the Annual Meeting, stockholders will be asked to vote on the following proposals:

1.	to elect ten directors;
2.	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2021 fiscal year;
3.	to approve an advisory vote on executive compensation; and
4.	to approve the AutoZone, Inc. 2020 Omnibus Incentive Award Plan.

Stockholders also will transact any other business that may be properly brought before the Meeting.

Who is entitled to vote at the Annual Meeting?

The record date for the Annual Meeting is October 19, 2020. Only stockholders of record at the close of business on that date are entitled to attend and vote at the Annual Meeting. The only class of stock that can be voted at the Meeting is our common stock. Each share of common stock is entitled to one vote on all matters that come before the Meeting. At the close of business on the record date, October 19, 2020, we had 23,175,554 shares of common stock outstanding.

How do I vote my shares?

You may vote your shares by proxy or during the meeting:

By Proxy: You can vote by telephone, on the Internet or by mail. We encourage you to vote by telephone or Internet, both of which are convenient, cost-effective, and reliable alternatives to returning your proxy card by mail.

1. By Telephone: You may submit your voting instructions by telephone by following the instructions printed on the enclosed proxy card. If you submit your voting instructions by telephone, you do not have to mail in your proxy card.

2. On the Internet: You may vote on the Internet by following the instructions printed on the enclosed proxy card. If you vote on the Internet, you do not have to mail in your proxy card.

3. By Mail: If you properly complete and sign the enclosed proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in the United States.

During the Meeting: If you are a registered shareholder with a control number or a beneficial shareholder that has submitted a legal proxy and has received a control number from Computershare, you will be able to vote your shares electronically during the Annual Meeting by clicking on the “Cast Your Vote” link on the Meeting Center site. The electronic voting procedures are designed to authenticate your identity, to allow you to vote your shares and to confirm that your voting instructions have been properly recorded. If you hold your shares through an intermediary, such as a bank or broker or other nominee, you must register in advance as described above to attend and vote at the Annual Meeting.

How will my vote be counted?

Your vote for your shares will be cast as you indicate on your proxy card. If you sign your card without indicating how you wish to vote, your shares will be voted FOR our nominees for director, FOR Ernst & Young LLP as independent registered public accounting firm, FOR the advisory vote on executive compensation, FOR the AutoZone, Inc. 2020 Omnibus Incentive Award Plan, and in the proxies’ discretion on any other matter that may properly be brought before the Meeting or any adjournment of the Meeting. The votes will be tabulated and certified by our transfer agent, Computershare Inc. A representative of Computershare will serve as the inspector of election.

Can I change my vote after I submit my proxy?

Yes, you may revoke your proxy at any time before it is voted at the Meeting by:

●	giving written notice to our Secretary that you have revoked the proxy, or
●	providing a later-dated proxy.

Any written notice should be sent to the Secretary at 123 South Front Street, Dept. 8074, Memphis, Tennessee 38103 and received no later than 5:00 p.m. Central Standard Time on December 15, 2020.

How many shares must be present to constitute a quorum for the Meeting?

Holders of a majority of the shares of the voting power of the Company’s stock must be present in person or by proxy in order for a quorum to be present. Shares abstaining from voting and shares as to which a broker non-vote occurs are considered present for purposes of determining whether a quorum exists. If a quorum is not present at the scheduled time of the Annual Meeting, we may adjourn the Meeting, without notice other than announcement at the Meeting, until a quorum is present or represented. Any business which could have been transacted at the Meeting as originally scheduled can be conducted at the adjourned meeting.

What are broker non-votes?

Broker non-votes occur when shares held by a brokerage firm are not voted with respect to a proposal because the firm has not received voting instructions from the beneficial owner of the shares and the firm does not have the authority to vote the shares in its discretion.

CORPORATE GOVERNANCE MATTERS

Independence

How many independent directors does AutoZone have?

Our Board has determined that nine of our current ten directors are independent: Douglas H. Brooks, Michael M. Calbert, Linda A. Goodspeed, Earl G. Graves, Jr., Enderson Guimaraes, D. Bryan Jordan, Gale V. King, W. George R. Mrkonic, Jr and Jill A. Soltau. All of these directors meet the independence standards of our Corporate Governance Principles and the New York Stock Exchange listing standards.

How does AutoZone determine whether a director is independent?

In accordance with AutoZone’s Corporate Governance Principles, a director is considered independent if the director meets the independence requirements of the applicable New York Stock Exchange listing standards, and, with respect to the Audit Committee, the applicable Securities and Exchange Commission rules.

In determining the independence of our directors, the Board considers relationships involving directors and their immediate family members that are relevant under applicable laws and regulations, the listing standards of the New York Stock Exchange, and the standards contained in our Corporate Governance Principles. The Board relies on information from Company records and questionnaires completed annually by each director.

As part of its most recent independence determinations, the Board noted that AutoZone does not have, and did not have during fiscal 2020, significant commercial relationships with companies at which Board members served as officers or directors, or in which Board members or their immediate family members held an aggregate of 10% or more direct or indirect interest.

The Board considered the fact that Mr. Jordan is the Chief Executive Officer and a member of the board of directors of First Horizon National Corporation, parent company of First Tennessee Bank, which:

●	participates in one of AutoZone’s supplier confirmed receivables programs (under which some AutoZone vendors are borrowers, but AutoZone is not);
●	has established a Daylight Overdraft line which allows AutoZone to make large payments early in the morning creating a “daylight” overdraft which is rectified at the end of the day;
●	acted as Trustee for AutoZone’s pension plan;
●	offers brokerage services to AutoZone employees exercising stock options, and
●	holds various AutoZone deposit accounts.

During fiscal 2020, First Horizon National Corporation did business with AutoZone in arm’s length transactions which were not, individually or cumulatively, material to either AutoZone or First Horizon National Corporation and which did not materially benefit Mr. Jordan, either directly or indirectly.

The Board also considered the fact that Mr. Brooks is a member of the board of directors of Southwest Airlines. During fiscal 2020, AutoZone purchased airline tickets from Southwest Airlines which were not, individually or cumulatively, material to either AutoZone or Southwest Airlines and which did not materially benefit Mr. Brooks, either directly or indirectly.

Additionally, AutoZone did business with J.B. Hunt Transport Services, Inc., for which Ms. King is a member of the board of directors, during fiscal 2020 in arm’s length transactions which were not, individually or cumulatively, material to either AutoZone or J.B. Hunt and which did not materially benefit Ms. King, either directly or indirectly.

The Board also reviewed donations made by the Company to not-for-profit organizations with which Board members or their immediate family members were affiliated by membership or service or as directors or trustees.

Based on its review of the above matters, the Board determined that none of Messrs., Brooks, Calbert, Graves, Guimaraes, Jordan, Mrkonic, or Mses. Goodspeed, King, or Soltau has a material relationship with the Company other than in their capacity as a Board member and that all of them are independent within the meaning of the AutoZone Corporate Governance Principles and applicable law and listing standards. The Board also determined that Mr. Rhodes is not independent since he is an employee of the Company.

Board Leadership Structure

Our Board believes that having a combined Chairman/CEO, independent members and chairs for each of our Board committees, and an independent Lead Director currently provides the best board leadership structure for AutoZone. This structure, together with our other corporate governance practices, provides strong independent oversight of management while ensuring clear strategic alignment throughout the Company. Our Lead Director is a non-employee director who is elected by the Board. Earl G. Graves, Jr., a director since 2002, currently serves as our Lead Director.

Our Lead Director:

●	Chairs Board meetings when the Chairman is not present, including presiding at all executive sessions of the Board (without management present) at every regularly scheduled Board meeting;
●	Works with management to determine the information and materials to be provided to Board members;
●	Approves Board meeting agendas, schedules, and other information to be provided to the Board;
●	Consults with the Chairman on such other matters as are pertinent to the Board and the Company;
●	Has the authority to call meetings of the independent directors;
●	Is available for direct communication and consultation with major shareholders upon request; and
●	Serves as a liaison between the Chairman and the independent directors.

Board Risk Oversight

Oversight of risk management is a responsibility of the Board and is an integral part of the Board’s oversight of AutoZone’s business. AutoZone’s management takes a variety of calculated risks in order to enhance Company performance and shareholder value. The primary responsibility for the identification, assessment and management of the various risks resides with AutoZone’s management. The Board is primarily responsible for ensuring that management has established and adequately resourced processes for identifying and preparing the Company to manage risks effectively. Additionally, the Board reviews the Company’s principal strategic and operating risks as part of its regular discussion and consideration of AutoZone’s strategy and operating results. The Board also regularly reviews with the General Counsel legal matters that may have a material adverse impact on the Company’s financial statements, the Company’s compliance with laws, and any material reports received from regulatory agencies.

The Audit Committee is involved in the Board’s oversight of risk management. At each of its regular meetings, the Audit Committee reviews the Company’s major financial exposures and the steps management has taken to identify, assess, monitor, control, remediate and report such exposures. The Audit Committee, along with management, also evaluates the effectiveness of the risk avoidance and mitigation processes in place. Such risk-related information is then summarized, reported and discussed at each quarterly Board meeting.

To assist with risk management and oversight, AutoZone has adopted the concept of Enterprise Risk Management (“ERM”) using the framework issued in 2004 by the Committee of Sponsoring Organizations of the Treadway Commission. The Company’s Vice President of Internal Audit, who reports directly to the Audit Committee, has been charged with leading the Company’s ERM processes with the assistance of Company management. The Vice President of Internal Audit presents to the Audit Committee a comprehensive review of the Company’s ERM processes quarterly. This presentation includes an overview of all significant risks that have been identified and assessed and the strategies developed by management for managing such risks. The Vice President of Internal Audit leads open discussions with the Audit Committee members to analyze the significance of the risks identified and seeks to verify that the list is all-inclusive. Company management is also involved in these discussions to ensure that the Board gains a full understanding of the risks and the strategies that management has implemented to manage the risks.

Other Board committees also consider significant risks within their areas of oversight responsibility. The Compensation Committee considers risk in connection with the design of AutoZone’s compensation programs. The Nominating and Corporate Governance Committee oversees risks related to the Company’s governance policies and practices.

Corporate Governance Documents

Our Board has adopted Corporate Governance Principles; charters for its Audit, Compensation, and Nominating & Corporate Governance Committees; a Code of Conduct for directors, officers and employees of AutoZone; and a Code of Ethical Conduct for Financial Executives. Each of these documents is available on our corporate website at Investors.AutoZone.com and is also available, free of charge, in print to any stockholder who requests it. We have also published a Corporate Social Responsibility Report, and the most current version of this report is available on our website. Our website and the information contained therein or linked thereto are not intended to be incorporated into this Proxy Statement.

Meetings and Attendance

How many times did AutoZone’s Board meet during the last fiscal year?

During the 2020 fiscal year, the Board held six meetings.

Did any of AutoZone’s directors attend fewer than 75% of the meetings of the Board and their assigned committees?

All of our directors attended at least 75% of the meetings of the Board and their assigned committees during the fiscal year.

What is AutoZone’s policy with respect to directors’ attendance at the Annual Meeting?

As a general matter, all directors are expected to attend our Annual Meetings. At our 2019 Annual Meeting, all directors were present.

Do AutoZone’s non-management directors meet regularly in executive session?

The non-management members of our Board regularly meet in executive sessions in conjunction with each regularly scheduled Board meeting. Our Lead Director, Mr. Graves, presides at these sessions.

Committees of the Board

What are the standing committees of AutoZone’s Board?

AutoZone’s Board has three standing committees: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, each consisting only of independent directors.

Audit Committee

What is the function of the Audit Committee?

The Audit Committee assists the Board in fulfilling its oversight responsibility of:

●	the integrity of the Company’s financial statements,
●	the independent auditor’s qualification, independence and performance,
●	the performance of the Company’s internal audit function, and
●	the Company’s compliance with legal and regulatory requirements.

The Audit Committee performs its duties by:

●	evaluating, appointing or dismissing, determining compensation for, and overseeing the work of the independent public accounting firm employed to conduct the annual audit, which reports to the Audit Committee;
●	pre-approving all audit and permitted non-audit services performed by the independent auditor, considering issues of auditor independence;
●	conducting periodic reviews with Company officers, management, independent auditors, and the internal audit function;
●	reviewing and discussing with management and the independent auditor the Company’s annual audited financial statements, quarterly financial statements, internal controls report and the independent auditor’s attestation thereof, and other matters related to the Company’s financial statements and disclosures;
●	overseeing the Company’s internal audit function;
●	reporting periodically to the Board and making appropriate recommendations; and

●	preparing the report of the Audit Committee required to be included in the annual proxy statement.

Who are the members of the Audit Committee?

The Audit Committee consists of Mr. Calbert, Ms. Goodspeed, Mr. Jordan (Chair), and Mr. Mrkonic.

Are all of the members of the Audit Committee independent?

Yes, the Audit Committee consists entirely of independent directors under the standards of AutoZone’s Corporate Governance Principles, the listing standards of the New York Stock Exchange and the applicable rules of the Securities and Exchange Commission.

Does the Audit Committee have an Audit Committee Financial Expert?

The Board has determined that Mr. Calbert, Ms. Goodspeed, Mr. Jordan, and Mr. Mrkonic each meet the qualifications of an audit committee financial expert as defined by the Securities and Exchange Commission. All members of the Audit Committee meet the New York Stock Exchange definition of financial literacy.

How many times did the Audit Committee meet during the last fiscal year?

During the 2020 fiscal year, the Audit Committee held ten meetings.

Where can I find the charter of the Audit Committee?

The Audit Committee’s charter is available on our corporate website at Investors.AutoZone.com and is also available, free of charge, in print to any stockholder who requests it.

Audit Committee Report

The Audit Committee of the Board (the “Audit Committee”) of AutoZone, Inc. has reviewed and discussed AutoZone’s audited financial statements for the year ended August 29, 2020, with AutoZone’s management. In addition, we have discussed with Ernst & Young LLP, AutoZone’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No.1301, Communications with Audit Committees, as amended and as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, the Sarbanes-Oxley Act of 2002, and the charter of the Audit Committee.

The Audit Committee also has received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding the firm’s communications with the Audit Committee concerning independence, and we have discussed with Ernst & Young LLP their independence from the Company and its management. The Audit Committee has discussed with AutoZone’s management and the auditing firm such other matters and received such assurances from them as we deemed appropriate.

As a result of our review and discussions, we have recommended to the Board the inclusion of AutoZone’s audited financial statements in the annual report on Form 10-K for the fiscal year ended August 29, 2020 for filing with the Securities and Exchange Commission.

While the Audit Committee has the responsibilities and powers set forth in its charter, the Audit Committee does not have the duty to plan or conduct audits or to determine that AutoZone’s financial statements are complete, accurate, or in accordance with generally accepted accounting principles; AutoZone’s management and the independent auditor have this responsibility. Nor does the Audit Committee have the duty to assure compliance with laws and regulations and the policies of the Board.

Michael M. Calbert

Linda A. Goodspeed

D. Bryan Jordan (Chair)

George R. Mrkonic, Jr.

Compensation Committee

What is the function of the Compensation Committee?

The Compensation Committee has the authority, based on its charter and the AutoZone Corporate Governance Principles, to:

●	review and approve AutoZone’s compensation philosophy, strategy and objectives;
●	review and approve the compensation programs, plans, policies and awards for executive officers, including recommending equity-based plans for stockholder approval;
●	lead the independent directors in the evaluation of the performance of the Chief Executive Officer (“CEO”) in meeting established goals and objectives relevant to the compensation of the CEO;
●	act as administrator as may be required by AutoZone’s short- and long-term incentive plans and stock or stock-based plans; and
●	review the compensation of AutoZone’s non-employee directors from time to time and recommend to the full Board any changes that the Compensation Committee deems necessary.

The Compensation Committee may appoint subcommittees from time to time with such responsibilities as it may deem appropriate; however, the Compensation Committee may not delegate its authority to any other persons.

AutoZone’s processes and procedures for the consideration and determination of executive compensation, including the role of the Compensation Committee and compensation consultants, are described in the “Compensation Discussion and Analysis” on page 30.

Who are the members of the Compensation Committee?

The Compensation Committee consists of Mr. Brooks, Ms. Goodspeed, Ms. King, and Mr. Mrkonic (Chair), all of whom are independent directors under the standards of AutoZone’s Corporate Governance Principles and the listing standards of the New York Stock Exchange, including the additional independence requirements specific to compensation committee membership.

How many times did the Compensation Committee meet during the last fiscal year?

During the 2020 fiscal year, the Compensation Committee held six meetings.

Where can I find the charter of the Compensation Committee?

The Compensation Committee’s charter is available on our corporate website at Investors.AutoZone.com and is also available, free of charge, in print to any stockholder who requests it.

Nominating and Corporate Governance Committee

What is the function of the Nominating and Corporate Governance Committee?

The Nominating and Corporate Governance Committee ensures that:

●	qualified candidates are presented to the Board for election as directors;
●	the Board has adopted appropriate corporate governance principles that best serve the practices and objectives of the Board; and
●	AutoZone’s Articles of Incorporation and By-Laws are structured to best serve the interests of the stockholders.

Who are the members of the Nominating and Corporate Governance Committee?

The Nominating and Corporate Governance Committee consists of Messrs. Graves (Chair), Guimaraes, Jordan, and Ms. Soltau, all of whom are independent directors under the standards of AutoZone’s Corporate Governance Principles and the listing standards of the New York Stock Exchange.

How many times did the Nominating and Corporate Governance Committee meet during the last fiscal year?

During the 2020 fiscal year, the Nominating and Corporate Governance Committee held three meetings.

Where can I find the charter of the Nominating and Corporate Governance Committee?

The Nominating and Corporate Governance Committee’s charter is available on our corporate website at Investors.AutoZone.com and is also available, free of charge, in print to any stockholder who requests it.

Director Nomination Process

What is the Nominating and Corporate Governance Committee’s policy regarding consideration of director candidates recommended by stockholders? How do stockholders submit such recommendations?

The Nominating and Corporate Governance Committee’s policy is to consider director candidate recommendations from stockholders if they are submitted in writing to AutoZone’s Secretary in accordance with the procedure set forth in Article III, Section 1 of AutoZone’s Seventh Amended and Restated By-Laws (“By-Laws”), including biographical and business experience, information regarding the nominee and other information required by said Article III, Section 1. Copies of the By-Laws will be provided upon written request to AutoZone’s Secretary and are also available on AutoZone’s corporate website at Investors.AutoZone.com.

What qualifications must a nominee have in order to be recommended by the Nominating and Corporate Governance Committee for a position on the Board?

The Board believes each individual director should possess certain personal characteristics, and that the Board as a whole should possess certain core competencies. Such personal characteristics are integrity and accountability, informed judgment, financial literacy, mature confidence, high performance standards, and passion. They should also have demonstrated the confidence to be truly independent, as well as be business savvy, have an owner orientation and have a genuine interest in AutoZone. Core competencies of the Board as a whole are accounting and finance, business judgment, management expertise, crisis response, industry knowledge, international markets, strategy and vision. These characteristics and competencies are set forth in more detail in AutoZone’s Corporate Governance Principles, which are available on AutoZone’s corporate website at Investors.AutoZone.com.

How does the Nominating and Corporate Governance Committee identify and evaluate nominees for director?

Prior to each annual meeting of stockholders at which directors are to be elected, the Nominating and Corporate Governance Committee considers incumbent directors and other qualified individuals, if necessary, as potential director nominees. In evaluating a potential nominee, the Nominating and Corporate Governance Committee considers the personal characteristics described above, and also reviews the composition of the full Board to determine the areas of expertise and core competencies needed to enhance the function of the Board. The Nominating and Corporate Governance Committee may also consider other factors such as the size of the Board, whether a candidate is independent, how many other public company directorships a candidate holds and the listing standards requirements of the New York Stock Exchange.

The Nominating and Corporate Governance Committee recognizes the importance of selecting directors from various backgrounds and professions in order to ensure that the Board as a whole has a variety of experiences and perspectives which contribute to a more effective decision-making process. The Board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for Board membership.

The Nominating and Corporate Governance Committee uses a variety of methods for identifying potential nominees for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, stockholders or other persons. The Nominating and Corporate Governance Committee may retain a search firm or other consulting firm from time to time to identify potential nominees. Nominees recommended by stockholders in accordance with the procedure described above, i.e., submitted in writing to AutoZone’s Secretary, accompanied by the biographical and business experience information regarding the nominee and the other information required by Article III, Section 1 of the By-Laws, will receive the same consideration as the Nominating and Corporate Governance Committee’s other potential nominees.

Procedure for Communication with the Board of Directors

How can stockholders and other interested parties communicate with the Board?

Stockholders and other interested parties may communicate with the Board by writing to the Board, to any individual director or to the non-management directors as a group c/o Corporate Secretary, AutoZone, Inc., 123 South Front Street, Dept. 8074, Memphis, Tennessee 38103. The Company’s General Counsel and Secretary will review all such correspondence and will forward correspondence that, in her opinion, deals with the function of the Board or that she otherwise determines requires the attention of any member, group or committee of the Board. Communications addressed to the Board or to the non-management directors as a group, and determined by the Company’s General Counsel and Secretary to merit their attention, will be forwarded to the Chair of the Nominating and Corporate Governance Committee, and communications addressed to a committee of the Board, and determined by the Company’s General Counsel and Secretary to merit their attention, will be forwarded to the chair of that committee.

Compensation of Directors

AutoZone’s current director compensation program became effective January 1, 2020 (the “Director Compensation Program”).

Annual Retainer Fees. Non-employee directors receive an annual retainer fee (the “Annual Retainer”). Furthermore, each director is eligible to receive an additional fee (“Additional Fee”), the amount of which varies depending on his or her role. The Additional Fees and the Annual Retainer, enumerated below, together comprise the “Director Compensation”. There are no meeting fees.

Director compensation components	($)
Annual Retainer	225,000
Additional Fees
Lead Director	30,000
Audit Committee Chair	25,000
Audit Committee Member	12,500
Compensation Committee Chair	20,000
Nominating & Corporate Governance Committee Chair	15,000

Under the Amended and Restated AutoZone, Inc. 2011 Equity Incentive Award Plan (the “Amended 2011 Equity Plan”) and Director Compensation Program, non-employee directors receive Director Compensation in the form of Restricted Stock Units, which are contractual rights to receive in the future a share of AutoZone common stock. A non-employee director may elect to receive a fixed portion of the Annual Retainer plus any Additional Fees in the form of cash, paid in quarterly installments (the “Cash Election”), with the remainder of the Annual Retainer paid in the form of Restricted Stock Units. The Cash Election during calendar year 2019 and 2020 was $85,000 and $95,000, respectively. All Restricted Stock Units are granted on January 1 of the applicable calendar year.

If a non-employee director is elected to the Board, or assumes a different position, after January 1 of the applicable year, he or she will receive the Annual Retainer and/or Additional Fees, prorated based on the number of days remaining in the calendar year, for Restricted Stock Units or quarter, for cash, as appropriate.

Restricted Stock Units granted to non-employee directors are fully vested on the date of grant and become payable, or are settled, on the earlier to occur of (1) the fifth anniversary of the grant date, or (2) the date on which the non-employee director ceases to be a director (the “Payment Date”). Upon timely delivery of an election form, a non-employee director may elect to receive payment on the date on which he or she ceases to be a director. Restricted Stock Units are payable in shares of AutoZone common stock no later than the fifteenth day of the third month following the end of the tax year in which such Payment Date occurs.

Compensation-Setting Process. The Compensation Committee reviews the Board’s compensation on a regular basis to ensure that non-employee directors are reasonably compensated in relation to AutoZone’s peer group companies (discussed in detail under Benchmarking) and to comparable U.S. companies in general. AutoZone’s Amended 2011 Equity Plan contains a dollar limit of $500,000 on the total amount of annual compensation payable to its non-employee directors. As discussed below, the AutoZone, Inc. 2020 Omnibus Incentive Award Plan, if approved by stockholders, will increase such limit on the total amount of compensation payable to non-employee directors in a calendar year to $750,000, provided that the Board may make exceptions to this limit under extraordinary circumstances.

Director Compensation Table

This table shows the compensation paid to our non-employee directors during the 2020 fiscal year.

	Fees	Stock
	Paid in Cash	Awards
	($)	($)	Total
Name (1)	(2)	(3)(4)	($)
Douglas H. Brooks	92,500	129,996	222,496
Michael M. Calbert	—	237,500	237,500
Linda A. Goodspeed	—	237,500	237,500
Earl G. Graves, Jr.	—	269,999	269,999
Enderson Guimaraes	—	224,991	224,991
D. Bryan Jordan	—	249,996	249,996
Gale King	—	224,991	224,991
W. Andrew McKenna (5)	—	—	—
George R. Mrkonic, Jr.	—	257,490	257,490
Luis P. Nieto (5)	24,375	—	24,375
Jill A. Soltau	—	224,991	224,991

(1)	William C. Rhodes, III, our Chairman, President and Chief Executive Officer, serves on the Board but does not receive any compensation for his service as a director. His compensation as an employee of the Company is shown in the Summary Compensation Table on page 45.
(2)	This column represents the portion of the Director Compensation that was paid in cash and earned in fiscal year 2020 pursuant to the Cash Election, as described above. Amounts shown for Mr. Nieto relates to his final quarterly cash payment in 2019, during the Company’s first quarter of fiscal 2020.
(3)	The “Stock Awards” column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards of Restricted Stock Units under the Amended 2011 Equity Plan during fiscal 2020. See Note B Share-Based Payments, to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended August 29, 2020 (the “FY2020 Form 10-K”) for a discussion of our accounting for share-based awards and the assumptions used. The aggregate number of outstanding awards of common stock under the AutoZone, Inc. 2003 Director Compensation Plan (“Stock Units”) and Restricted Stock Units held by each director at the end of fiscal 2020 are shown in the following footnote 4. See “Security Ownership of Management and Board of Directors” on page 15 for more information about our directors’ stock ownership.

(4)	As of August 29, 2020, each current non-employee director had the following aggregate number of outstanding Restricted Stock Units and Stock Units:

	Restricted
	Stock	Stock
	Units	Units
Name	(#)	(#)
Douglas H. Brooks	1,396	—
Michael M. Calbert	335	—
Linda A. Goodspeed	2,256	—
Earl G. Graves	4,333	3,417
Enderson Guimaraes	2,639	—
D. Bryan Jordan	2,282	—
Gale V. King	653	—
W. Andrew McKenna	—	—
George R. Mrkonic, Jr.	3,645	1,405
Luis P. Nieto	—	—
Jill A. Soltau	571	—
	18,110	4,822
(5)	As Messrs. McKenna’s and Nieto’s last date of service on the Board was December 18, 2019, they did not earn any stock awards during fiscal 2020.

Stock Ownership Requirement

The Board has established a stock ownership requirement for non-employee directors. Each director is required to own AutoZone common stock and/or restricted stock units having a cumulative fair market value in an amount equal to three times the value of the base Annual Retainer payable pursuant to the Director Compensation Program within five years of joining the Board, and to maintain such ownership level thereafter. Exceptions to this requirement may only be made by the Board under compelling mitigating circumstances. Shares, Stock Units and Restricted Stock Units issued under the AutoZone, Inc. Second Amended and Restated Director Compensation Plan, the 2003 Director Compensation Plan, the 2011 Equity Plan and the Amended 2011 Equity Plan count toward this requirement. As of the date of this Proxy Statement, each director meets or exceeds his or her obligations under the requirement.

Other Predecessor Plans

The AutoZone, Inc. Second Amended and Restated Director Compensation Plan was terminated in December 2002 and was replaced by the AutoZone, Inc. First Amended and Restated 2003 Director Compensation Plan (the “2003 Director Compensation Plan”) and the AutoZone, Inc. First Amended and Restated 2003 Director Stock Option Plan (the “2003 Director Stock Option Plan”). The 2003 Director Compensation Plan and the 2003 Director Stock Option Plan were terminated in December 2010 and replaced by the 2011 Equity Plan. The 2011 Equity Plan was terminated in December 2015 and replaced with the Amended 2011 Equity Plan. However, grants made under those plans continue in effect under the terms of the grant made and are included in the aggregate awards outstanding shown above.

OTHER INFORMATION

Security Ownership of Management and Board of Directors

This table shows the beneficial ownership of common stock by each director, the Principal Executive Officer, the Principal Financial Officer and the other three most highly compensated executive officers, and all current directors and executive officers as a group as of October 19, 2020. Unless stated otherwise in the notes to the table, each person named below has sole authority to vote and invest the shares shown.

		Deferred		Restricted
		Stock	Option	Stock	Total	Ownership
Name of Beneficial Owner	Shares	Units (1)	Awards (2)	Units (3)	(#)	Percentage
Douglas H. Brooks	772	—	—	1,396	2,168	*
Michael M. Calbert	2,000	—	—	335	2,335	*
Linda A. Goodspeed	—	—	—	2,256	2,256	*
Earl G. Graves, Jr.	—	3,417	—	4,333	7,750	*
Enderson Guimaraes	—	—	—	2,639	2,639	*
D. Bryan Jordan	240	—	—	2,282	2,522	*
Gale King	—	—	—	653	653	*
George R. Mrkonic, Jr.	—	1,405	—	3,645	5,050	*
Jill A. Soltau	—	—	—	571	571	*
William C. Rhodes III (4)	42,070	—	152,825	—	194,895	*
William T. Giles (5)	9,438	—	68,073	—	77,511	*
Mark A. Finestone (6)	4,387	—	46,603	—	50,990	*
Thomas B. Newbern	3,206	—	32,282	—	35,488	*
Philip B. Daniele	270	—	27,581	—	27,851	*
All current directors and executive officers as a group (24) persons	73,579	4,822	551,417	18,110	647,928	2.8%

*     Less than 1%.

(1)	Includes shares that may be acquired immediately upon termination as a director by conversion of Stock Units.
(2)	Includes shares that may be acquired upon exercise of stock options either immediately or within sixty (60) days of October 19, 2020.
(3)	Includes fully-vested Restricted Stock Units that may be settled within sixty (60) days of, or five years after, termination of service as a director.
(4)	Includes 847 shares held as custodian for Mr. Rhodes’ son, 1,719 shares held as trustee of a trust for Mr. Rhodes’ son, 1,720 shares held as trustee of a trust for Mr. Rhodes’ daughter, 1,043 shares held as trustee of trusts for Mr. Rhodes’ nieces and nephews, 200 shares held as co-trustee of trusts for Mr. Rhodes’ siblings, 8,685 shares owned by a trust for Mr. Rhodes’ wife and 10,000 shares owned by grantor retained annuity trusts. Also includes 1,911 shares held by a charitable foundation for which Mr. Rhodes is president and a director and for which he shares investment and voting power.
(5)	Includes 4,000 shares owned by a grantor retained annuity trust.
(6)	Includes 86 shares held as trustee of a trust for Mr. Finestone’s son, 87 shares held as trustee of a trust for Mr. Finestone’s daughter and 1,449 shares owned by a grantor retained annuity trust.

Security Ownership of Certain Beneficial Owners

The following entities are known by us to own more than five percent of our outstanding common stock:

Name and Address		Ownership
of Beneficial Owner	Shares	Percentage (1)
Vanguard Group, Inc. (2)	2,220,274	9.58%
100 Vanguard Blvd.
Malvern, PA 19355
BlackRock, Inc. (3)	1,774,341	7.66%
55 East 52nd Street
New York, NY 10055

(1)	The ownership percentages are calculated based on the number of shares of AutoZone common stock outstanding as of October 19, 2020.
(2)	Amounts reported in the table are based on information contained in a Form 13F filed by Vanguard Group Inc. on August 14, 2020 for the quarter ending June 30, 2020. Based on information contained in a Schedule 13G/A filed on February 12, 2020 by The Vanguard Group (“Vanguard”), as of December 31, 2019, Vanguard beneficially owned 2,270,528 shares of common stock, including (a) 37,251 shares over which it had sole voting power, (b) 8,141 shares over which it had shared voting power, (c) 2,227,503 shares over which it had sole dispositive power and (d) 43,025 shares over which it had shared dispositive power.
(3)	Amounts reported in the table are based on information contained in a Form 13F filed by BlackRock, Inc. (“BlackRock”) on August 14, 2020 for the quarter ending June 30, 2020. Based on information contained in a Schedule 13G/A filed on February 5, 2020 by BlackRock, Inc. (“BlackRock”), as of December 31, 2019, BlackRock beneficially owned 1,945,850 shares of common stock, including (a) 1,716,141 shares over which it had sole voting power and (b) 1,945,850 shares over which it had sole dispositive power.

THE PROPOSALS

PROPOSAL 1 — Election of Directors

Ten directors will be elected at the Annual Meeting to serve until the next annual meeting of stockholders in 2021. Pursuant to AutoZone’s Seventh Amended and Restated By-Laws, in an uncontested election of directors, a nominee for director is elected to the Board if the number of votes cast for such nominee’s election exceed the number of votes cast against such nominee’s election. (If the number of nominees were to exceed the number of directors to be elected, i.e., a contested election, directors would be elected by a plurality of the votes cast at the Annual Meeting.) Pursuant to AutoZone’s Corporate Governance Principles, incumbent directors must agree to tender their resignation if they fail to receive the required number of votes for re-election, and in such event the Board will act within 90 days following certification of the shareholder vote to determine whether to accept the director’s resignation. These procedures are described in more detail in our Corporate Governance Principles, which are available on our corporate website Investors.AutoZone.com. The Board may consider any factors it deems relevant in deciding whether to accept a director’s resignation. If a director’s resignation offer is not accepted by the Board, that director will continue to serve until AutoZone’s next annual meeting of stockholders or until his or her successor is duly elected and qualified, or until the director’s earlier death, resignation, or removal.

Any director nominee who is not an incumbent director and who does not receive a majority vote in an uncontested election will not be elected as a director, and a vacancy will be left on the Board. The Board, in its sole discretion, may either fill a vacancy resulting from a director nominee not receiving a majority vote pursuant to the By-Laws or decrease the size of the Board to eliminate the vacancy.

Shares abstaining from voting and shares as to which a broker non-vote occurs are not considered votes cast or shares entitled to vote with respect to such matter. Accordingly, abstentions and broker non-votes will have no effect on the outcome of Proposal 1.

The Board recommends that the stockholders vote FOR each of these nominees. These nominees have consented to serve if elected. Should any nominee be unavailable to serve, your proxy will be voted for a substitute nominee recommended by the Board, or the Board may reduce the number of directors on the Board.

Each of the nominees named below was elected a director at the 2019 annual meeting.

Nominees

The nominees are:

Douglas H. Brooks, 68, has been a director since 2013. He is retired. Until his retirement in 2013, he had held various positions with Brinker International, including serving as Non-Executive Chairman of the Board of Brinker International from January 2013 until December 2013; Chairman, President and Chief Executive Officer of Brinker from 2004 until January 2013, and President and Chief Operating Officer from 1999 to 2004. He served on the Brinker board of directors from 1999 through 2013 and on the Club Corp. board of directors from 2013 through 2017. Mr. Brooks is also a director of Southwest Airlines.

Experience, Skills and Qualifications: The Board believes Mr. Brooks is qualified to serve as a director of the Company based on his strategic and operational business background, his knowledge of international operations, his experience as a chief executive officer of a public company, his experience managing a company with a focus on customer service, his owner orientation, and his board experience as well as his integrity, energy, and willingness to spend time on and interest in AutoZone.

Michael M. Calbert, 58, has been a director since 2019. He has served as Chairman of the Board of Dollar General Corporation since January 2016 and previously served as Chairman of the Board of Dollar General from July 2007 until December 2008 and as Lead Director from March 2013 until his re-appointment as

Chairman in January 2016. Mr. Calbert joined the private equity firm KKR & Co. L.P. (“KKR”) in January 2000. He was directly involved with several KKR portfolio companies until his retirement in January 2014, and served as a consultant to KKR from his retirement until June 2015. Mr. Calbert joined Randall’s Food Markets beginning in 1994 and served as the Chief Financial Officer from 1997 until it was sold in September 1999. Mr. Calbert also previously worked as a certified public accountant and consultant with Arthur Andersen Worldwide from 1985 to 1994, where his primary focus was the retail and consumer industry.

Experience, Skills and Qualifications: The Board believes Mr. Calbert is qualified to serve as a director of the Company based on his executive experience in the retail and consumer industry, his background in finance while serving as a Chief Financial Officer, his board experience, his experience with mergers and acquisitions and capital markets as well as his integrity, energy, and willingness to spend time on and interest in AutoZone.

Linda A. Goodspeed, 58, has been a director since 2013. She retired in 2017 as the Chief Operating Officer and a Managing Partner at WealthStrategies Financial Advisors, positions she had held since 2007. She had served as Senior Vice President and Chief Information Officer of ServiceMaster from 2011 to 2014. From 2008 to September 2011, Ms. Goodspeed served as Vice President, Information Systems and Chief Information Officer for Nissan North America, Inc., a subsidiary of Nissan Motor Company, a global manufacturer of vehicles. From 2001 to 2008, Ms. Goodspeed served as Executive Vice President at Lennox International, Inc., a global manufacturer of air conditioning, heating and commercial refrigeration equipment. She is also a director of American Electric Power Co., Inc., and Darling Ingredients Inc., and was a director of Global Power Equipment Group through April 2018 and Columbus McKinnon Corp. through 2017.

Experience, Skills and Qualifications: The Board believes Ms. Goodspeed is qualified to serve as a director of the Company based on her experience in key strategic and operational roles with several large global companies, her expertise in information technology and previous position as the chief information officer of a service company, her owner orientation, her board experience and her executive management skills, as well as her integrity, energy, and willingness to spend time on and interest in AutoZone.

Earl G. Graves, Jr., 58, has been a director since 2002 and was elected Lead Director in January 2009. He has been the President and Chief Executive Officer of Black Enterprise, publisher of Black Enterprise Magazine, since January 2006, and was President and Chief Operating Officer from 1998 to 2006. Mr. Graves has been employed by the same company in various capacities since 1988.

Experience, Skills and Qualifications: The Board believes Mr. Graves is qualified to serve as a director of the Company based on his business, management and strategic planning experience, his knowledge of advertising and marketing, his owner orientation, and his board experience, as well as his integrity, energy, and willingness to spend time on and interest in AutoZone.

Enderson Guimaraes, 61, has been a director since 2012. In 2017, he retired as the President and Chief Operating Officer for Laureate Education, Inc., positions he had held since 2015. He was Executive Vice President, Global Categories and Operations of PepsiCo, Inc. from January 2015 through July 2015. He served as Chief Executive Officer of PepsiCo Europe and Sub-Sahara Africa from September 2012 through January 2015. He was also President of PepsiCo Global Operations from October 2011 to September 2012. Mr. Guimaraes previously had served as Executive Vice President of Electrolux and Chief Executive Officer of its major appliances business in Europe, Africa and the Middle East from 2008 to 2011. Prior to this, Mr. Guimaraes held various leadership positions during his 10 years at Philips Electronics and also worked in various marketing positions at Danone and Johnson & Johnson. He is also a director of Refresco Group B.V. and Sunshine Top B.V.

Experience, Skills and Qualifications: The Board believes Mr. Guimaraes is qualified to serve as a director of the Company based on his business, management and strategic planning experience, his knowledge of advertising, marketing and international operations, and his owner orientation as well as his integrity, energy, and willingness to spend time on and interest in AutoZone.

D. Bryan Jordan, 58, has been a director since 2013. Since 2008, Mr. Jordan has served as Chief Executive Officer and a director of First Horizon National Corporation, where he also served as Chairman of the Board from 2012 through July 1, 2020 and held the additional position of President from 2008 through July 1, 2020. From May 2007 until September 2008, Mr. Jordan was Executive Vice President and Chief Financial Officer of First Horizon and First Tennessee Bank National Association, and prior to that he served in various positions at Regions Financial Corporation and its subsidiary Regions Bank, including (beginning in 2002) as Chief Financial Officer.

Experience, Skills and Qualifications: The Board believes Mr. Jordan is qualified to serve as a director of the Company based on his extensive experience in the banking and financial services industry, his experience serving as the chief executive officer and the chief financial officer of public companies, his knowledge of corporate finance and management, and his owner orientation, as well as his integrity, energy, and willingness to spend time on and interest in AutoZone.

Gale V. King, 64, has been a director since 2018. She has been the Executive Vice President and Chief Administrative Officer for Nationwide Insurance Company since 2012 and served as the Executive Vice President – Chief Human Resources Officer from 2009 to 2012. Ms. King is also a director of J.B. Hunt Transport Services, Inc.

Experience, Skills and Qualifications: The Board believes Ms. King is qualified to serve as a director of the Company based on her extensive experience in human resources, her owner orientation and her executive management skills, as well as her integrity, energy, and willingness to spend time on and interest in AutoZone.

George R. Mrkonic, Jr., 68, has been a director since 2006. He is the non-Executive Chairman of Maru Group, a London, UK based research, insight and advisory services firm. Previously, he was the Non-Executive Chairman of Paperchase Products Limited, London, UK, a retailer of cards, stationery, wraps and gifts in the UK, Europe and the Middle East, since 2005, and had been a director since 1999. Prior to that, he was President of Borders Group, Inc. from 1994 to 1997 and Vice Chairman of Borders Group, Inc. from 1994 to 2002. He is also a director of Brinker International, Inc., and Ulta Salon, Cosmetics & Fragrance, Inc. Mr. Mrkonic was a director of Syntel, Inc. from 2009 to May 2016.

Experience, Skills and Qualifications:  The Board believes Mr. Mrkonic is qualified to serve as a director of the Company based on his experience as a senior executive in retail companies, his knowledge of corporate strategy, finance, and management, his owner orientation, and his board experience, as well as his integrity, energy, and willingness to spend time on and interest in AutoZone.

William C. Rhodes, III, 55, was elected Chairman in June 2007. He has been President, Chief Executive Officer, and a director since 2005. Prior to his appointment as President and Chief Executive Officer, Mr. Rhodes was Executive Vice President–Store Operations and Commercial. Prior to fiscal 2005, he had been Senior Vice President–Supply Chain and Information Technology since fiscal 2002, and prior thereto had been Senior Vice President–Supply Chain since 2001. Prior to that time, he served in various capacities within the Company since 1994. Prior to 1994, Mr. Rhodes was a manager with Ernst & Young LLP. Mr. Rhodes is also a director of Dollar General Corporation.

Experience, Skills and Qualifications: The Board believes Mr. Rhodes, AutoZone’s Chairman, President and Chief Executive Officer, is qualified to serve as a director of the Company based on his 25 plus years’ experience with the Company, which have included responsibility for corporate strategy, executive management, operations, finance, supply chain and information technology; his knowledge and understanding of the automotive aftermarket and retail industries; his financial background and his owner orientation, as well as his integrity and energy.

Jill A. Soltau, 53, has been a director since 2018. She has been the Chief Executive Officer and a member of the Board of Directors of the J.C. Penney Company, Inc., since October 2018. J.C. Penney Company, Inc. filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code on May 15, 2020.

She previously served as President and Chief Executive Officer of JOANN Stores from February 2015 to October 2018. Prior to joining JOANN, Ms. Soltau served as President of Shopko Stores and has held senior level positions in national and regional retailers, including Kohl’s and former Saks Inc. subsidiaries.

Experience, Skills and Qualifications: The Board believes Ms. Soltau is qualified to serve as a director of the Company based on her experience as a chief executive officer in the retail industry, her owner orientation, her board experience and her executive management skills, as well as her integrity, energy, and willingness to spend time on and interest in AutoZone.

PROPOSAL 2 — Ratification of Independent Registered Public Accounting Firm

Ernst & Young LLP, our independent auditor for the past thirty-three fiscal years, has been selected by the Audit Committee to be AutoZone’s independent registered public accounting firm for the 2021 fiscal year. Representatives of Ernst & Young LLP will be present at the Annual Meeting to make a statement if they so desire and to answer any appropriate questions.

The Audit Committee recommends that you vote FOR ratification of Ernst & Young LLP as AutoZone’s independent registered public accounting firm.

Under Nevada law and the Company’s By-Laws, if a quorum is present, Ernst & Young LLP will be ratified as AutoZone’s independent registered public accounting firm if the number of votes cast in favor of the matter exceeds the number of votes cast in opposition to the matter. Shares abstaining from voting and shares as to which a broker non-vote occurs are not considered votes cast or shares entitled to vote with respect to such matter. Accordingly, abstentions and broker non-votes will have no effect on the outcome of Proposal 2. The Audit Committee is not bound by a vote either for or against the firm. The Audit Committee will consider a vote against the firm by the stockholders in selecting our independent registered public accounting firm in the future.

During the past two fiscal years, the aggregate fees for professional services rendered by Ernst & Young LLP were as follows:

	2020 (1)	2019
Audit Fees	$2,291,387	$2,088,947
Audit-Related Fees (2)	$12,000	$—
Tax and other Non-Audit-Related Fees (3)	$234,813	$390,851

(1)	Includes amounts estimated to be billed for services rendered.
(2)	Audit-Related Fees for 2020 were for attest services rendered for compliance purposes for the Company’s operations in Mexico.
(3)	Tax and other Non-Audit-Related Fees for 2020 and 2019 were for state, local and international tax services.

The Audit Committee pre-approves all services performed by the independent registered public accounting firm under the terms contained in the Audit Committee charter, a copy of which can be obtained at our website at Investors.AutoZone.com. The Audit Committee pre-approved 100% of the services provided by Ernst & Young LLP during the 2020 and 2019 fiscal years. The Audit Committee considers the services listed above to be compatible with maintaining Ernst & Young LLP’s independence.

PROPOSAL 3 — Advisory Vote on Executive Compensation – “Say-on-Pay”

In accordance with Section 14A of the Securities Exchange Act, we are asking stockholders to approve the following advisory resolution on the compensation of our Principal Executive Officer, our Principal Financial

Officer and our other three most highly paid executive officers (collectively, the “Named Executive Officers”) at the Annual Meeting:

“RESOLVED, that the compensation paid to AutoZone’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative discussion, is hereby APPROVED.”

This advisory vote, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to endorse or not endorse our executive pay program. The Board recommends a vote “FOR” this resolution because it believes that AutoZone’s executive compensation program, described in the Compensation Discussion and Analysis, is effective in achieving the Company’s goals of rewarding financial and operating performance and the creation of stockholder value.

Our Board and Compensation Committee believe that there should be a strong relationship between pay and corporate performance, and our executive compensation program reflects this belief. While the overall level and balance of compensation elements in our compensation program are designed to ensure that AutoZone can retain key executives and, when necessary, attract qualified new executives to the organization, the emphasis of AutoZone’s compensation program is linking executive compensation to business results and intrinsic value creation, which is ultimately reflected in increases in stockholder value.

AutoZone sets appropriate financial and operating goals, and a significant amount of an executive’s annual cash compensation is tied to these objectives and therefore “at risk”—payment is earned only if performance warrants it.

AutoZone’s compensation program is intended to support long-term focus on stockholder value, so it emphasizes long-term rewards. At target levels, the majority of an executive officer’s total compensation package each year is the potential value of his or her stock options, which yield value to the executive only if the stock price appreciates.

Our management stock ownership requirement effectively promotes meaningful and significant stock ownership by our Named Executive Officers and further aligns their interests with those of our stockholders.

We urge you to read the Compensation Discussion and Analysis, as well as the Summary Compensation Table and related compensation tables and narrative, beginning on page 30, which provide detailed information on our compensation philosophy, policies and practices and the compensation of our Named Executive Officers.

Because the vote on this proposal is advisory in nature, it is not binding on AutoZone, the Board or the Compensation Committee. The vote on this proposal will, therefore, not affect any compensation already paid or awarded to any Named Executive Officer and will not overrule any decisions made by the Board or the Compensation Committee. Because we highly value the opinions of our stockholders, however, the Board and the Compensation Committee will consider the results of this advisory vote when making future executive compensation decisions.

Under Nevada law and the Company’s By-Laws, if a quorum is present, this matter will be approved if the number of votes cast in favor of the matter exceeds the number of votes cast in opposition to the matter. Shares abstaining from voting and shares as to which a broker non-vote occurs are not considered votes cast or shares entitled to vote with respect to such matter. Accordingly, abstentions and broker non-votes will have no effect on the outcome of Proposal 3.

The Board recommends that the stockholders vote FOR this proposal.

PROPOSAL 4 — Approval of AutoZone, Inc. 2020 Omnibus Incentive Award Plan

Introduction

We are asking our stockholders to approve the 2020 Omnibus Incentive Award Plan (the “Plan”), which was adopted, subject to stockholder approval, by our Board of Directors on October 7, 2020. The Plan is designed to promote the success and enhance the value of AutoZone by linking the individual interests of Plan participants to those of AutoZone’s stockholders by providing incentive for appropriate performance to generate positive returns to AutoZone’s stockholders.

The Plan will serve as the successor to the Amended and Restated AutoZone, Inc. 2011 Equity Incentive Award Plan (the “Prior Plan”). We are requesting approval of 1,400,000 shares to be available for issuance under the Plan. If approved by stockholders at the 2020 Annual Meeting of Stockholders, the Plan will be effective upon such approval (the “Effective Date”). Following the Effective Date, no further grants will be made under the Prior Plan. However, each outstanding award under the Prior Plan will remain outstanding under such plan and will continue to be governed under the Prior Plan’s terms and any applicable award agreement. If the Plan is not approved by our stockholders, the Plan will not become effective, and the Prior Plan will remain in effect in accordance with its present terms. If the Plan is not approved by our stockholders, we will continue to grant awards under the Prior Plan, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.

A copy of the Plan is attached to this proxy statement as Appendix A and is incorporated herein by reference. A summary of the material terms of the Plan is set forth below. Such summary does not purport to be a complete description of the Plan and is qualified in its entirety by reference to the complete copy of the Plan in Appendix A.

Rationale

AutoZone is seeking stockholder approval of the Plan at its Annual Meeting. The authorization of additional shares is critical to our ability to continue to issue equity-based awards, which play a key role in attracting, incentivizing, and retaining the high-quality talent we need to successfully execute against the Company’s financial and operating goals and growth strategy.

We grant a significant portion of the compensation paid to our Chief Executive Officer and to our other NEOs and executives in the form of equity. We believe that equity-based awards support our pay-for-performance philosophy by (i) linking executive compensation to business results and intrinsic value creation, which is ultimately reflected in increases in stockholder value, (ii) attracting and retaining talented AutoZoners, (iii) driving high performance by payment being earned only if performance goals and objections are met, and (iv) motivating our executives to create long-term stockholder value.

We believe that the number of shares requested will be adequate to maintain our equity award program for approximately five years based on historical grant levels and potentially longer due to our share repurchase program. We believe that such request is reasonable and consistent with general market practices.

We believe that our compensation practices are competitive and consistent with market practices and that our historical share utilization has been responsible and mindful of stockholder interests. Without the availability of the additional shares of common stock requested by this Plan, the Company will be at a significant competitive disadvantage and we expect that the equity-based components of our compensation program would need to be supplemented with additional cash incentives which we believe may not offer the same benefits with respect to stockholder alignment.

Therefore, the Board believes that the Plan is in the best interests of our stockholders and the Company and recommends that you vote to approve the Plan.

Share Overhang and Availability

Upon approval of the Plan, AutoZone’s share overhang and availability may be summarized as follows:

Total shares of common stock outstanding as of October 19, 2020, the record date:	23,175,554
Shares of AutoZone common stock requested for issuance under the Plan:	1,400,000 (or, assuming all Awards are issued as Full-Value Awards, 700,000)
Shares subject to awards other than Full Value Awards under the Prior Plan:	1,542,222; weighted average exercise price of $630.41 and weighted average remaining term of 6.25 years
Shares subject to Full Value Awards under the Prior Plan:	34,798 shares

Upon stockholder approval of the Plan, no shares will be available for grant under the Prior Plan.

Summary of Material Features of the Plan

The material features of the Plan are:

●	The Share Limit (as defined below) under the Plan is 1,400,000 (or, assuming all Awards are issued as Full-Value Awards, 700,000);
●	The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, deferred stock, unrestricted stock, cash-based awards, performance-based awards, stock payment awards, dividend equivalent rights, and other incentive awards is permitted;
●	Shares tendered or held back for taxes or withheld by AutoZone in payment of the exercise price of an option will not be added back to the Share Limit. Upon the exercise of a stock appreciation right that is settled in shares of common stock, the full number of shares underlying the award will be charged to the Share Limit. Additionally, shares we reacquire on the open market with the cash proceeds from the exercise of options will not be added to the Share Limit;
●	Stock options and stock appreciation rights will not be repriced without stockholder approval;
●	The value of all awards awarded under the Plan and all other cash compensation paid by us to any non-employee director in any calendar year may not exceed $750,000. The Board may make exceptions to this limit but only under extraordinary circumstances.
●	The Plan maintains a fungible Share Limit, whereby Full-Value Awards (as defined below) reduce the Share Limit by two shares for every share delivered in settlement of a Full-Value Award;
●	Awards are subject to AutoZone’s clawback policy as in effect from time to time and any recoupment required by applicable law or the terms of an individual award agreement; and
●	No award may be granted or awarded after the ten-year anniversary of the Effective Date.

Based solely on the closing price of our common stock as reported by the New York Stock Exchange on October 19, 2020 and the maximum number of shares that would have been available for awards as of such date under the Plan, the maximum aggregate market value of the common stock that could potentially be issued under the Plan is $823,494,000. The shares of common stock underlying any awards that are forfeited, canceled or otherwise terminated, other than by exercise, under the Plan will be added back to the shares of common stock available for issuance under the Plan, as described in greater detail below.

What is the Plan?

The Plan, like the Prior Plan, will continue to allow us to provide equity-based compensation to our non-employee directors and employees for their service to AutoZone or our subsidiaries or affiliates. Under the Plan, participants may receive equity-based compensation in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, deferred stock, stock payments, performance based awards, cash based awards and other incentive awards structured by the Compensation Committee and the Board of Directors within parameters set forth in the Plan.

Who is eligible to participate in the Plan?

The Plan allows employees and non-employee directors to participate in the Plan. The actual number of individuals who will receive awards cannot be determined in advance because the Compensation Committee retains the discretion to select the participants. In fiscal year 2020, approximately 294 individuals (including 14 executive officers and 9 non-employee directors) received awards under the Prior Plan.

How will the Plan be administered?

The Plan generally will be administered by the Compensation Committee (which we also refer to as the “Administrator”). The Compensation Committee consists solely of non-employee directors, each of whom is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and an “independent director” under the rules of the New York Stock Exchange. The Compensation Committee will have the authority to administer the Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction.

Except with respect to awards granted to our senior executives who are subject to Section 16 of the Exchange Act, the Plan allows the Compensation Committee to delegate the authority to grant or amend awards under the Plan to a committee of one or more members of the Board of Directors or one or more of our officers. The full Board of Directors, acting by a majority of its members in office, will conduct the general administration of the Plan with respect to awards granted to non-employee directors.

How many shares of AutoZone common stock will be available for awards under the Plan?

The aggregate number of shares of our common stock available for equity grants pursuant to the Plan is equal to 1,400,000 (the “Share Limit”). Following the Effective Date, no further grants shall be made under the Prior Plan. Any awards under the Prior Plan shall continue to be subject to the terms and conditions of the Prior Plan. The number of shares that may be issued as incentive stock options is an amount of shares equal to the Share Limit.

The Share Limit will be reduced by two shares for every share delivered in settlement of an award other than (i) a stock option, (ii) a stock appreciation right, (iii) a cash-based award or (iv) any other award for which the holder pays the intrinsic value existing as of the date of grant (collectively, “Full Value Awards”). If any shares subject to an award that is not a Full Value Award are forfeited, cancelled, are settled in cash (in whole or in part), or are otherwise terminated without the delivery of shares then the number of shares subject to such forfeiture, cancellation or cash settlement will again be available for future grants under the Plan; if such forfeited, expired or cash-settled award is a Full Value Award, then the number of shares available under the Plan will be increased by two shares for each share subject to such forfeiture, cancellation or cash settlement. In addition, any shares of restricted stock repurchased by AutoZone at the same price paid by the participant, so that such shares are returned to AutoZone, will again be available for awards granted pursuant to the Plan. The payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the Plan.

However, shares tendered by or withheld in payment of the exercise price of an option or in satisfaction of any tax withholding obligations with respect to an award, shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof, and shares purchased on the open market with cash proceeds from the exercise of options will not again be available for grant of an award under the Plan.

In the event of a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, any awards granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by another entity, will not reduce the shares authorized for grant under the Plan. Additionally, in the event that AutoZone or our subsidiaries or affiliates acquire or combine with a company that has shares available under a pre-existing plan approved by stockholders (and not in contemplation of such acquisition or combination), the shares available for grant pursuant to the terms of such pre-existing plan may be used for awards under the Plan in certain circumstances and will not reduce the shares authorized for grant under the Plan.

What types of awards are available under the Plan?

Stock Options.   The Plan provides for the grant of incentive stock options, as defined under Section 422 of the Code (“ISOs”), and non-qualified stock options (each, an “option”). The option exercise price of all stock options granted pursuant to the Plan may not be less than 100% of the fair market value of our common stock on the date of grant. Stock options may be exercised as determined by the Administrator, but may not have a term beyond the tenth anniversary of the date of grant. ISOs granted to any person who owns, as of the date of grant, more than ten percent of the total combined voting power of all classes of our stock, however, shall have an exercise price not less than 110% of the fair market value of our common stock on the date of grant and may not have a term beyond the fifth anniversary of the date of grant. The Plan prohibits, without stockholder approval: (i) the amendment of options to reduce the exercise price, and (ii) the replacement of an option with cash or any other award when the price per share of the option exceeds the fair market value of the underlying shares.

Restricted Stock.   A restricted stock award is the grant of shares of our common stock at a price (if any) determined by the Administrator that may be subject to substantial risk of forfeiture, i.e., certain restrictions or other vesting requirements including continued service or the achievement of certain performance goals. Restricted stock is nontransferable and may not be sold or encumbered until all restrictions are terminated or expire.

Dividend Equivalents.   A dividend equivalent is the right to receive the equivalent value of dividends paid on shares of our common stock. If granted, they are credited as of dividend payment dates occurring between the date an award is granted and the date it vests, is exercised, is distributed or expires. Dividend equivalents may be converted to cash or additional shares of our common stock subject to limitations as may be determined by the Administrator. No award may provide for payment of dividend equivalent rights unless and until the underlying award becomes fully vested.

Stock Payments.   A stock payment is a payment in the form of shares of our common stock or an option or other right to purchase shares, as part of a bonus, deferred compensation or other arrangement. The number or value of shares of any stock payment will be determined by the Administrator and may be subject to the achievement of performance criteria or other specific criteria determined by the Administrator. Stock payments may, but are not required to, be made in lieu of cash compensation otherwise payable to any individual who is eligible to receive awards under the Plan.

Deferred Stock.   Deferred stock is a right to receive shares of our common stock in the future. The number of shares of any deferred stock award will be determined by the Administrator and may be based on the achievement of performance or other specific criteria on a specified date or dates or over any period or periods determined by the Administrator. Deferred stock may constitute or provide for a deferral of compensation subject to Section 409A of the Code and there may be certain tax consequences if the requirements of Section 409A of the Code are not met.

Restricted Stock Units.   A restricted stock unit is a contractual right that provides for the issuance of our common stock at a future date upon the satisfaction of specific conditions. The Administrator will specify in an award agreement the dates or conditions under which the restricted stock units will become fully vested and nonforfeitable, and may specify other conditions to vesting. The Administrator will also specify, or permit the holder to elect, the conditions and dates upon which the shares underlying the restricted stock units will be issued, which may not be earlier than the date as of which the restricted stock units vest and which conditions and dates will be subject to compliance with Section 409A of the Code. Restricted stock units may be paid in cash, shares or both, as determined by the Administrator. On the distribution dates, AutoZone will transfer to the holder one unrestricted, fully transferable share of our common stock (or the fair market value of one share in cash) for each restricted stock unit scheduled to be paid out on such date and not previously forfeited. The Administrator may specify a purchase price to be paid by the holder for such shares of our common stock. Restricted stock units may constitute or provide for a deferral of compensation subject to Section 409A of the Code and there may be certain tax consequences if the requirements of Section 409A of the Code are not met.

Stock Appreciation Rights.   A stock appreciation right (“SAR”) entitles its holder, upon exercise, to receive from us an amount equal to the difference between the exercise price of the SAR and the fair market value of a share of our common stock on the exercise date, multiplied by the number of shares with respect to which the SAR is being exercised, subject to any limitations imposed by the Administrator. The exercise price per share may not be less than 100% of the fair market value on the date the SAR is granted. The Administrator will determine the vesting period of the SAR and SARs may not have a term beyond ten years from the date of grant. Payment of a SAR may be in cash, shares or a combination of both. The Plan prohibits, without stockholder approval: (i) the amendment of SARs to reduce the exercise price, and (ii) the replacement of a SAR with cash or any other award when the price per share of the SAR exceeds the fair market value of the underlying shares.

Performance Based Awards.   Performance based awards are rights to receive a number of shares of our common stock or the cash value of such shares based on the attainment of specified performance goals or other criteria determined by the Administrator.

Cash Based Awards.   The Administrator may grant cash-based awards under the Plan to participants. The cash based awards may be subject to the achievement of certain performance goals. At the Administrator’s discretion, cash based awards may be settled in shares.

Other Incentive Awards.   The Plan also authorizes the grant of awards other than those enumerated in this summary that are denominated in, linked to or derived from shares of our common stock or value metrics related to our shares, and may remain forfeitable unless and until specified conditions are met.

What are performance awards?

Performance awards include any of the awards above that are granted subject to vesting and/or payment based on the attainment of specified performance goals. The Plan also permits the Administrator to provide for objectively determinable adjustments to the applicable performance criteria in setting performance goals for qualified performance-based compensation awards.

How does vesting of awards occur under the Plan?

The award agreement governing an award under the Plan will specify when the award will vest, in whole or in part, and will denote any events or conditions upon which vesting is contingent or which may accelerate vesting.

In addition, at the time an award is granted or at any time after such grant, the Administrator may specify events, including a change in control, that will accelerate the vesting or exercise date of all or part of the award.

Are awards under the Plan transferable?

With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the Plan are generally nontransferable prior to vesting and are exercisable (as applicable) only by the participant.

How are tax withholding and payment obligations handled under the Plan?

The Administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable in order to satisfy tax withholding, exercise price and purchase price obligations arising in connection with awards granted under the Plan.

What happens in the event of corporate transactions affecting the common stock?

The Administrator has broad discretion to equitably adjust the provisions of the Plan, as well as the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the Administrator will make equitable adjustments to the Plan and outstanding awards to reflect such transaction. In the event of a change in control (as defined in the Plan) and except as may be determined otherwise by the Board, the surviving entity must assume, continue or substitute with equivalent awards all outstanding awards under the Plan (each, “Assumed Awards”); provided, however, that if a participant’s service with the surviving entity is terminated without cause by the surviving entity, for good reason by the participant, or on account of the participant’s death or disability, in each case within 12 months following the change in control, each then-outstanding and unvested Assumed Award held by the participant shall become fully vested and, as applicable, exercisable, and all forfeiture restrictions on such Assumed Awards shall lapse at such time. If the surviving entity declines to assume, continue or substitute some or all of the outstanding awards, then all such awards will vest in full and be deemed exercised (as applicable) immediately prior to the consummation of such change in control. Notwithstanding the forgoing, cash-based awards and performance-based awards will be vested and nonforfeitable in the Administrator’s discretion upon a change in control. Individual award agreements may provide for additional accelerated vesting and payment provisions if the Administrator so determines.

Are awards under the Plan subject to clawback?

Each participant’s rights, payments, and benefits pursuant to any grant will be subject to mandatory repayment by the participant to AutoZone (i) to the extent set forth in any award agreement, or (ii) to the extent that such participant is, or in the future becomes, subject to (a) any “clawback” or recoupment policy adopted by the Committee, including policies adopted to comply with the requirements of any applicable laws, rules or regulations, including pursuant to final rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or otherwise, or (b) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws, including the Sarbanes-Oxley Act of 2002.

Does the Plan contain limits on director compensation?

The Plan provides that the value of all awards awarded under the Plan and all other cash compensation paid by AutoZone to any non-employee director in any calendar year shall not exceed $750,000.

Can the Plan be amended or terminated?

The Board may terminate, amend, or modify the Plan at any time; however, except to the extent permitted by the Plan in connection with certain changes in capital structure, stockholder approval must be obtained for any amendment to (i) increase the number of shares available for issuance under the Plan, (ii) reduce the per share exercise price of the shares subject to any option or SAR below the per share exercise price as of the date the option or SAR was granted, and (iii) cancel any option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares.

In no event may an award be granted pursuant to the Plan after the tenth anniversary of the date the plan is approved by our stockholders, and no ISO may be granted pursuant to the Plan after the tenth anniversary of the date the plan was adopted by the Board of Directors.

New Plan Benefits

The terms and number of awards to be granted in the future under the Plan are to be determined at the discretion of the Board or Compensation Committee. Except with respect to grants of equity awards that we expect to grant to our non-employee directors on January 1, 2021, our Board or Compensation Committee has not made any determination to make future grants to any persons under the Plan as of the date of this Proxy Statement and therefore, except as set forth below, the benefits that will be awarded or paid under the Plan are not currently determinable.

We expect to grant $2,152,500 in restricted stock units to our non-employee directors as a group, assuming such directors do not elect to receive any compensation in cash. The number of restricted stock units will be determined based on the closing price per share of our common stock on January 1, 2021.

What are the U.S. federal income tax consequences of the Plan?

The following is a general summary under current law of the principal United States federal income tax consequences related to certain awards under the Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors. This summary assumes that all awards granted under the Plan are exempt from or comply with the rules under Section 409A of the Internal Revenue Code relating to nonqualified deferred compensation.

Non-Qualified Stock Options.   If an optionee is granted a non-qualified stock option under the Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss, depending on the duration for which the shares are held. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

Incentive Stock Options.   A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of the ISO grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Internal Revenue Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We are not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

Other Awards.   AutoZone generally will be entitled to a tax deduction in connection with other awards under the Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Section 162(m) of the Internal Revenue Code. Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards under the Plan, whether alone or combined with other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

Section 409A of the Internal Revenue Code. Certain types of awards under the Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Internal Revenue Code. Unless certain requirements set forth in Section 409A of the Internal Revenue Code are satisfied, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the Plan and awards granted under the Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Internal Revenue Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Internal Revenue Code. To the extent determined necessary or appropriate by the plan administrator, the Plan and applicable award agreements may be amended to further comply with Section 409A of the Internal Revenue Code or to exempt the applicable awards from Section 409A of the Internal Revenue Code.

Parachute Payments. The vesting of any portion of an award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to AutoZone, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Required Vote

Under Nevada law and AutoZone’s By-Laws, the Plan will be adopted, so long as a quorum is present, if the number of votes cast in favor of adoption of the Plan exceeds the number of votes cast in opposition. Shares abstaining from the voting and shares as to which a broker non-vote occurs are considered present for purposes of determining whether a quorum exists but are not considered votes cast with respect to such matter. Accordingly, abstentions and broker non-votes will have no effect on the outcome of Proposal.

The Board of Directors recommends that the stockholders vote FOR the approval of the AutoZone, Inc. 2020 Omnibus Incentive Award Plan.

Other Matters

We do not know of any matters to be presented at the Annual Meeting other than those discussed in this Proxy Statement. If, however, other matters are properly brought before the Annual Meeting, your proxies will be able to vote those matters in their discretion.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides a principles-based overview of AutoZone’s executive compensation program. It discusses our rationale for the types and amounts of compensation that our executive officers receive and how compensation decisions affecting these officers are made. It also discusses AutoZone’s total rewards philosophy, the key principles governing our compensation program, and the objectives we seek to achieve with each element of our compensation program.

Our fiscal 2020 Named Executive Officers are (i) our CEO, (ii) our CFO and (iii) each of our three other most highly compensated executive officers who were employed as of the last day of fiscal 2020:

William C. Rhodes III	Chairman, President and Chief Executive Officer
William T. Giles	Executive Vice President, Chief Financial Officer, Finance, IT & Store Development
Mark A. Finestone	Executive Vice President, Merchandising, Supply Chain, Marketing and eCommerce
Thomas B. Newbern	Executive Vice President, Store Operations, Commercial, Loss Prevention & ALLDATA
Philip B. Daniele	Senior Vice President, Commercial

The Company’s 2020 fiscal year was from September 1, 2019 through August 29, 2020 and therefore this Compensation Discussion and Analysis covers that time period. Mr. Rhodes, Mr. Giles, Mr. Finestone and Mr. Newbern were NEOs for fiscal 2019 and remain NEOs in fiscal 2020. Mr. Daniele is a new NEO for fiscal 2020, however Mr. Daniele was appointed to the position of Senior Vice President, Commercial effective November 1, 2015.

Compensation Principles and Objectives

Pay for performance. The primary emphasis of AutoZone’s compensation program is linking executive compensation to business results and intrinsic value creation, which is ultimately reflected in increases in stockholder value. Base salary levels are intended to be competitive in the U.S. marketplace for executives, but the more potentially valuable components of executive compensation are annual cash incentives, which depend on the achievement of pre-determined business goals, and to a greater extent, long-term compensation, which is based on the value of our stock.

The primary driver of long-term compensation is our stock option program. AutoZone grants stock options due to their inherent sensitivity to stock price appreciation. Stock options only have value when AutoZone’s stock price rises above the grant date price; therefore, our executives can realize gains only when the price rises over time.

Attract and retain talented AutoZoners. The overall level and balance of compensation elements in our compensation program are designed to ensure that AutoZone can retain key executives and, when necessary, attract qualified new executives to the organization. We believe that a company which provides quality products and services to its customers, and delivers solid financial results, will generate long-term stockholder returns, and that this is the most important component of attracting and retaining executive talent.

Drive high performance. AutoZone sets appropriate financial and operating goals to advance progress on key strategic initiatives and to position us for future success, and a significant amount of an executive’s annual cash compensation is tied to these objectives and therefore “at risk”—payment is earned only if performance goals and objectives are met.

Drive long-term stockholder value. AutoZone’s compensation program is intended to support long-term focus on stockholder value, so it emphasizes long-term rewards. At target levels, the majority of an executive officer’s total compensation package each year is the potential value of his or her stock options.

The table below illustrates how AutoZone’s compensation program weights the base salary and “at-risk” components of its NEOs’ fiscal 2020 target total compensation. See the Summary Compensation Table for additional details about fiscal 2020 compensation for all of the NEOs.

Executive	Base Salary	Annual Incentive	Long-Term Incentive	Total At-Risk
William C. Rhodes III	10%	14%	76%	90%
Average of all Other NEOs	22%	16%	62%	78%

Key Elements of Compensation

The Chief Executive Officer and the other NEOs, as well as the other senior executives comprising AutoZone’s Executive Committee, participate in the compensation program outlined in this Compensation Discussion and Analysis. However, many elements of the compensation program also apply to other levels of AutoZone management. The intent is to ensure that management is motivated to pursue, and is rewarded for achieving, the same financial, operating and stockholder objectives.

The table below summarizes the key elements of AutoZone’s executive compensation program and the objectives they are designed to achieve. More details on these elements follow throughout the Compensation Discussion and Analysis and this Proxy Statement, as appropriate.

Compensation Element	Description	Objectives
Base salary	● Annual fixed cash compensation.	● Attract and retain talented executives. ● Recognize differences in relative size, scope and complexity of positions as well as individual performance over the long term.

Compensation Element	Description	Objectives
Annual cash incentive
●
Annual variable pay tied to the achievement of short-term economic profit objectives, as operationalized by our primary measures:
●
Earnings before interest and taxes, and
●
Return on invested capital.
●
Actual payout depends on the results achieved. Individual potential payout is capped at $4 million; however, payout is zero if threshold targets are not achieved.
●
The Compensation Committee may reduce payouts in its discretion when indicated by individual performance or other reasons but does not have discretion to increase payouts beyond established individual Performance Goals and Company incentive payout matrix.

●
Communicate key financial and operating objectives.
●
Drive high levels of performance by ensuring that executives’ total cash compensation is linked to achievement of financial and operating objectives.
●
Support and reward consistent, balanced growth and returns performance with links to stockholder returns.
●
Drive cross-functional collaboration and a total-company perspective.

Compensation Element	Description	Objectives
Stock options and other equity compensation
●
Senior executives receive non-qualified stock options (NQSOs).
●
All stock options are granted at fair market value on the grant date (discounted options are prohibited).
●
AutoZone’s equity compensation plan prohibits re-pricing of stock options.
●
AutoZone may grant awards of stock or units with either performance or time-based restrictions.

●
Align long-term compensation with stockholder results. Opportunities for significant wealth accumulation by executives are tightly linked to stockholder returns.
●
Provide retention incentives to ensure business continuity and facilitate succession planning and executive knowledge transfer.

Stock purchase plans
●
AutoZone maintains a broad-based employee stock purchase plan (ESPP) which is qualified under Section 423 of the Internal Revenue Code. The Employee Stock Purchase Plan allows AutoZoners to make quarterly purchases of AutoZone shares at 85% of the fair market value on the first or last day of the calendar quarter, whichever is lower. The annual contribution limit under the ESPP is 10% of annual earnings up to a max of $15,000.
●
The Company has implemented an Executive Stock Purchase Plan so that executives may continue to purchase AutoZone shares beyond the limit the IRS and the Company set for the Employee Stock Purchase Plan. An executive may make purchases using up to 25% of their prior fiscal year’s eligible compensation.
● Allow all AutoZoners to participate in the growth of AutoZone’s stock. ● Encourage ownership, and therefore alignment of executive and stockholder interests.
Management stock ownership requirement	● Executive officers must meet specified minimum levels of ownership, using a multiple of base salary approach.	● Align with stockholders by requiring executive officers to meet specified levels of ownership. ● Alignment of executive and stockholder interests.

Compensation Element	Description	Objectives
Retirement plans

The Company maintains two retirement plans:

●
401(k) defined contribution plan,
●
Non-qualified deferred compensation plan

Stock options:

●
Retired executives, who meet the definition of retirement, do not receive any additional vesting of their long-term incentives but may hold vested options for the full original term of any given grant.

●
Provide competitive executive retirement benefits.
●
The non-qualified plan enables executives to defer 25% of base salary and 75% of annual cash incentives, independent of the IRS limitations set for the qualified 401(k) plan.
●
Retirees’ vested stock options remain subject to original term to motivate successful succession planning.

Health and other benefits

Executives are eligible for a variety of benefits, including:

●
Medical, dental and vision plans;
●
Life and disability insurance plans; and
●
Charitable contribution match program.

Senior executives are permitted to use the Company’s private aircraft for personal travel as long as they reimburse the Company for the direct, incremental cost of such usage.

● Provide competitive benefits. ● Minimize perquisites while ensuring a competitive overall rewards package.

Annual cash compensation. Annual cash compensation consists of base salary and annual cash incentives.

Base Salary. Salaries are determined within the context of a targeted total cash compensation level for each position. Base salary is a fixed portion of the targeted annual cash compensation, with the specific portion varying based on differences in the size, scope or complexity of the jobs as well as the tenure and individual performance level of incumbents in the positions. AutoZone utilizes a variety of survey data to monitor the market.

The survey data used to periodically adjust salary ranges is broad-based, including data submitted by hundreds of companies. Examples of the types of information contained in salary surveys include summary statistics (e.g., mean, median, 25th percentile, etc.) related to:

●	base salaries
●	variable compensation
●	total annual cash compensation
●	long-term incentive compensation
●	total direct compensation

The salary ranges which apply to the NEOs, including the Principal Executive Officer, are part of the structure applicable to thousands of AutoZone’s employees. Each grade in the current salary structure has a salary range associated with it. This range has a midpoint, to which we compare summary market salary data (generally median pay level) of the types discussed above.

Over time, as the median pay levels in the competitive market change, as evidenced by the salary survey data, AutoZone will make appropriate adjustments to salary range midpoints so that on average, these midpoints are positioned at roughly 100% of the market median value for base salaries as revealed by the surveys. This positioning relative to the market allows for competitive base salary levels. This maintains our stated philosophy of delivering competitive total rewards at or above the market median through our performance-based variable compensation. The Compensation Committee, together with its independent compensation consultant, periodically conducts a detailed review of the overall executive compensation program to determine if the program supports the company’s strategic objectives.

In making decisions related to compensation of the NEOs, the Compensation Committee uses the survey data and salary ranges as context in reviewing compensation levels and approving pay actions. Other elements that the Compensation Committee considers are individual performance, Company performance, individual tenure, internal equity, position tenure, and succession planning.

Annual Cash Incentive. Executive officers and certain other employees are eligible to receive annual cash incentives each fiscal year based on the Company’s attainment of certain performance objectives set by the Compensation Committee at the beginning of the fiscal year. The annual cash incentive target for each position, expressed as a percentage of base salary, is based on both salary range and level within the organization, and therefore does not change annually. As a general rule, as an executive’s level of management responsibility increases, the portion of his or her total compensation dependent on Company performance increases.

The threshold and target percentage amounts for the NEOs for fiscal 2020 are shown in the table below.

Principal Position	Threshold	Target
Chairman, President & CEO	65%	130%
Executive Vice Presidents	37.5%	75%
Senior Vice Presidents	30%	60%

Annual cash incentives for executive officers are paid pursuant to the AutoZone, Inc. 2015 Executive Incentive Compensation Plan (“EICP”), our performance-based short-term incentive plan. Pursuant to the plan, the Compensation Committee establishes incentive objectives at the beginning of each fiscal year. For more information about the EICP, see Discussion of Grants of Plan-Based Awards Table on page 42.

The actual incentive amount paid depends on Company performance relative to the target objectives and individual achievement of performance goals established at the beginning of the fiscal year. A minimum pre-established Company goal must be met in order for any incentive award to be paid, and the incentive award as a percentage of annual salary will increase as the Company achieves higher levels of performance. Payouts are further adjusted for individual performance, which this component can range from 0% to 130% based on achievement of performance goals.

The EICP provides that the goal may be different for different executives. The goals can change annually to support our business objectives. After the end of each fiscal year, the Compensation Committee must certify the attainment of goals and direct the amount to be paid to each participant in cash. .

The EICP was designed to be a performance-based compensation plan. The Company’s executive officers, as determined by the Compensation Committee of the Board, are eligible to participate in the EICP. At the beginning of each fiscal year, the Compensation Committee establishes a goal, which may be a range from a minimum to a maximum attainable bonus, based on one or more of the following measures:

● Earnings ● Earnings per share ● Sales ● Market share ● Operating or net cash flows ● Pre-tax profits ● Earnings before interest and taxes (EBIT)	● Return on invested capital ● Economic value added ● Return on inventory ● EBIT margin ● Sales per square foot ● Comparable store sales

The Compensation Committee may in its sole discretion reduce the calculated incentive awards paid to NEOs. Under the EICP, the Compensation Committee may not exercise discretion in granting awards in cases where no awards are indicated, nor may the Compensation Committee increase any calculated awards. Any such “positive” discretionary changes, were they to occur, would be paid outside of the EICP and to the extent required, reported under the Bonus column in the Summary Compensation Table on page 40; however, the Compensation Committee has not historically exercised this discretion.

The Compensation Committee, as described in the EICP, may (but is not required to) disregard the effect of one-time charges and extraordinary events such as asset write-downs, litigation judgments or settlements, changes in tax laws, accounting principles or other laws or provisions affecting reported results, accruals for reorganization or restructuring, and any other extraordinary non-recurring items, acquisitions or divestitures and any foreign exchange gains or losses on the calculation of performance.

The incentive objectives for fiscal 2020 were set during a Compensation Committee meeting held in October 2019 and were based on the achievement of specified levels of earnings before interest and taxes (“EBIT”) and return on invested capital (“ROIC”). The total incentive award is determined based on the impact of EBIT and ROIC on AutoZone’s economic profit for the year, rather than by a simple allocation of a portion of the award to achievement of the EBIT target and a portion to achievement of the ROIC target. EBIT and ROIC are key inputs to the calculation of economic profit (sometimes referred to as “economic value added”) and have been determined by our Compensation Committee to be important factors in enhancing stockholder value. The specific targets are tied to achievement of the Company’s operating plan for the fiscal year. If both the EBIT and ROIC targets are achieved, the result will be a 100%, or target, payout. However, the payout cannot exceed 100% unless the EBIT target is exceeded (i.e., unless there is “excess EBIT” to fund the additional incentive payout). It is possible to earn EBIT below target but exceed ROIC target to achieve 100% payout. Additionally, when the aggregate incentive amount is calculated, if the resulting payout amount in excess of target exceeds a specified percentage of excess EBIT (currently 20%), then the incentive payout will be reduced until the total amount of the incentive payment in excess of target is within that specified percentage of excess EBIT limit. For purposes of the EICP, ROIC is defined as after-tax operating profit (excluding rent) divided by invested capital (which includes a factor to capitalize operating leases). EBIT is defined as net income plus interest and taxes.

The fiscal 2020 annual incentive payout matrix is as follows:

	AutoZone FY20 Incentive Payout Matrix

	EBIT (MMS)	$2,011.8	$2,123.5	$2,235.3	$2,347.1	$2,458.8
		90%	95%	100%	105%	110%

	32.3%		65%	86%	107%	129%
	32.8%		69%	90%	111%	132%
	33.3%	51%	72%	93%	115%	136%
R	33.8%	54%	75%	97%	118%	140%
O	34.3%	57%	78%	100%	122%	143%
I	34.8%	59%	81%	100%	125%	147%
C	35.3%	62%	84%	100%	128%	150%
	35.8%	65%	87%	100%	131%	153%
	36.3%	68%	90%	100%	134%	157%

Note: not discrete steps; values are interpolated based on economic value added.

The COVID-19 crisis had a significant impact on sales, SG&A, EBIT and ROIC. Very early in the crisis, we announced that all eligible hourly full- and part-time AutoZoners across the U.S. would receive emergency time off benefits. In addition, all Store Managers and DC Advisors received emergency time off benefits. We felt it was imperative to act swiftly in support of our AutoZoners on the front lines. We provided them with two additional weeks of time off, including for the first time in our history, providing part-timers with paid time off up to 40 hours. This benefit was added back for purposes of calculating the EICP attainment. The 2020 incentive awards for each NEO were based on the following performance:

	EBIT
	($MMs)	ROIC
EICP Target	2,235.3	34.3%
Actual (as adjusted)	2,489.9	38.8%
Difference	254.6	4.50%
EBIT Surplus	11.4%

Accordingly, the incentive payout for fiscal year 2020, before adjusting for the individual performance component, was 179.6%.

Effect of Performance on Total Annual Cash Compensation. Because AutoZone emphasizes pay for performance, it is only when the Company exceeds its target objectives that an executive’s total annual cash compensation begins to climb relative to the median market level.

Stock compensation. To emphasize achievement of long-term stockholder value, AutoZone’s senior executives receive a significant portion of their targeted total compensation in the form of non-qualified stock options. Stock Options are granted with an exercise price equal to the closing stock price on the grant date, typically vest 25% annually on October 1 of each of the four fiscal years following the fiscal year in which the grant is made and have a maximum term of ten (10) years and one (1) day. We believe that meeting our long-term strategic goals will increase our stock price.

Although stock options have potential worth at the time they are granted, they only confer actual value if AutoZone’s stock price appreciates between the grant date and the exercise date. For this reason, we believe stock options are a highly effective long-term compensation vehicle to reward executives for creating stockholder value. We want our executives to realize total compensation levels well above the market norm, because when they do, such success is the result of achievement of Company financial and operating objectives that leads to growth in the per-share value of AutoZone common stock.

AutoZone grants stock options annually, typically made near the beginning of the fiscal year and makes a limited number of promotional or new hire grants during the fiscal year. Currently, the annual grants are reviewed and approved by the Compensation Committee in the meeting (typically in late September or early October) at which it reviews prior year results, determines incentive payouts, and takes other compensation actions affecting its executive officers. The Compensation Committee has not delegated its authority to grant stock options; all grants are directly approved by the Compensation Committee. Option grant amounts for the Chief Executive Officer’s direct reports and other senior executives are recommended to the Compensation Committee by the Chief Executive Officer, based on individual performance and the size and scope of the position held.

Newly promoted or hired officers may receive an option or restricted stock grant shortly after their hire or promotion. New hire or promotional grants are individually approved at a regularly scheduled meeting of the Compensation Committee, or via a special called meeting, or by unanimous written consent of the Compensation Committee. The grants are recommended to the Compensation Committee by the Chief Executive Officer based on individual circumstances (e.g., what may be required in order to attract a new executive). Internal promotional grants are prorated based on the time elapsed since the officer received a regular annual grant of stock options or restricted stock.

Stock purchase plans. AutoZone maintains the Seventh Amended and Restated AutoZone, Inc. Employee Stock Purchase Plan (“Employee Stock Purchase Plan”) which enables all employees to purchase AutoZone common stock at a discount, subject to IRS-determined limitations. Based on IRS rules, we limit the annual purchases in the Employee Stock Purchase Plan to no more than $15,000, and no more than 10% of eligible compensation. To support and encourage stock ownership by our executives, AutoZone also established a non-qualified stock purchase plan. The AutoZone, Inc. Sixth Amended and Restated Executive Stock Purchase Plan (“Executive Stock Purchase Plan”) permits participants to acquire AutoZone common stock in excess of the purchase limits contained in AutoZone’s Employee Stock Purchase Plan. Because the Executive Stock Purchase Plan is not required to comply with the requirements of Section 423 of the Internal Revenue Code of 1986, as amended, or any successor statute thereto and the regulations thereunder (the “Internal Revenue Code”), it has a higher limit on the percentage of a participant’s compensation that may be used to purchase shares (25%) and places no dollar limit on the amount of a participant’s compensation that may be used to purchase shares under the plan.

The Executive Stock Purchase Plan operates in a similar manner to the tax-qualified Employee Stock Purchase Plan, in that it allows executives to contribute after-tax compensation for use in making quarterly purchases of AutoZone common stock. Options are granted under the Executive Stock Purchase Plan each calendar quarter and consist of two parts: a restricted share option and an unvested share option. Shares are purchased under the restricted share option at 100% of the closing price of AutoZone stock at the end of the calendar quarter (i.e., not at a discount), and a number of shares are issued under the unvested share option at no cost to the executive, so that the total number of shares acquired upon exercise of both options is equivalent to the number of shares that could have been purchased with the contributions at a price equal to 85% of the stock price at the end of the quarter. The unvested shares are subject to forfeiture if the executive does not remain with the company for one year after the grant date. After one year, the shares vest, and the executive owes taxes based on the share price on the vesting date (unless a so-called 83(b) election was made on the date of grant).

The table below can be used to compare and contrast the stock purchase plans. For more information about our stock-based plans, including the Executive Stock Purchase Plan, see Grants of Plan-Based Awards Table on page 42.

	Employee Stock Purchase Plan	Executive Stock Purchase Plan
Contributions	After tax, limited to lower of 10% of eligible compensation or $15,000	After tax, limited to 25% of eligible compensation
Discount	15% discount based on lowest price at beginning or end of the quarter	15% discount based on quarter-end price
Vesting	None (one-year holding period only)	Shares granted to represent 15% discount vest after one year; one-year holding period for shares purchased at fair market value

Company Aircraft

Senior Executives may periodically use AutoZone’s private aircraft for personal travel pursuant to an agreement with the Company. Under the agreement, the Company must be reimbursed for the direct, incremental cost to the Company arising from the personal use of the aircraft. These expenses include the cost of fuel, aircraft maintenance plan costs related to the trip, ramp fees, pilot expenses (if contract pilots are used on the trip), any special insurance for the trip, and other smaller direct costs to the Company. All of the fixed costs related to the use of the private aircraft, such as regular insurance premiums, hangar fees, depreciation and subscription costs, are paid by the Company, and reimbursement is not required for such costs.

Oversight of the Compensation Program

The Company’s executive compensation program is administered and overseen by the Compensation Committee with assistance from the CEO, the Senior Vice President, Human Resources and other senior leaders, as appropriate. The Compensation Committee in fiscal year 2020 selected and retained an independent compensation consultant, Pearl Meyer, who reports directly to the Compensation Committee to assist it in the performance of its duties. The following table identifies the roles and responsibilities of the Compensation Committee and management in the oversight of the Company’s executive compensation program:

Compensation Committee	Management
●
Sets policies and gives direction to management on all aspects of the executive compensation program
●
 Based upon performance, evaluates, determines and approves compensation (salary, bonus and equity awards) for each executive officer
●
 Determines the terms and conditions of equity incentive awards for all award recipients
●
 Reviews succession planning to mitigate the risk of executive departure and to help ensure individual development and bench-strength through different tiers of Company leadership
●
 Evaluates and considers regulatory and legal perspectives on compensation matters, rating agency opinions on executive pay and published investor compensation policies and position parameters.
●
Coordinates with the other committees of the Board to identify, evaluate and address potential compensation risks, where they exist

●
 Analyzes competitive information supplied by the independent compensation consultant and others in light of the Company’s financial and operational circumstances
●
Evaluates market data for each executive position within the context of:
●
 Importance of each role to the Company’s business model;
●
 The Company’s organizational structure;
●
 Expected contribution of each executive in light of the responsibilities inherent in his or her position
●
 The risks inherent in the annual operating plan
●
 Considers how other factors may affect pay decision-making, such as the Company’s annual operating plan, targeted earnings, internal pay equity, overall financial performance and the Company’s ability to absorb increases in compensation costs
●
Uses the data and analysis referenced above to formulate recommendations for the Compensation Committee’s review and consideration

Most of the year’s significant compensation decisions (those pertaining to the setting of base salaries, bonus targets and equity award percentages) are typically made at the meetings of the Compensation Committee and Board that follow the end of the prior fiscal year. In reaching its decisions regarding pay levels, the Compensation Committee does not aim to mirror any other company’s compensation levels or practices. Nonetheless, the Compensation Committee does consider other companies’ practices that might be pertinent to a company with similar margins and to the fact that we operate in multiple geographic locations with differing regulatory obligations and market considerations.

The Compensation Committee selects and engages a compensation consulting firm and authorizes its work. Reports and advice from the consultant may be requested by and are shared between the Compensation Committee, the Board, and management. In June 2020, the Compensation Committee evaluated Pearl Meyer’s independence using the factors set forth in NYSE Rule 303A.05(c) and confirmed Pearl Meyer’s independence.

The Chief Executive Officer attends most meetings of the Compensation Committee and participates in the process by answering Compensation Committee questions about pay philosophy and by ensuring that the Compensation Committee’s requests for information are fulfilled. He also assists the Compensation Committee in determining the compensation of the executive officers by providing recommendations and input about such matters as individual performance, tenure, and size, scope and complexity of their positions. The Chief Executive Officer makes specific recommendations to the Compensation Committee concerning the compensation of his direct reports and other senior executives, including the executive officers. These recommendations usually relate to base salary increases, changes to annual incentive targets and stock option grants. The Chief Executive Officer also recommends pay packages for newly hired executives. Management provides the Compensation Committee with data, analyses and perspectives on market trends and annually prepares information to assist the Compensation Committee in its consideration of such recommendations. Annual incentive awards are based on achievement of business objectives set by the Compensation Committee, but the Compensation Committee may exercise negative discretion, and if it does so, it is typically in reliance on the Chief Executive Officer’s assessment of an individual’s performance.

The Chief Executive Officer is not a party to the deliberations of the Compensation Committee regarding his own compensation. The Senior Vice President, Human Resources has direct discussions with the Compensation Committee Chair regarding the Compensation Committee’s recommendations on the Chief Executive Officer’s compensation. The Compensation Committee also receives input from the independent consultant regarding Chief Executive Officer compensation.

Chief Executive Officer. The Compensation Committee establishes the compensation level for the Chief Executive Officer, including base salary, annual cash incentive compensation, and stock-based awards. The Chief Executive Officer’s compensation is reviewed annually by the Compensation Committee in conjunction with a review of his individual performance by the non-management directors, taking into account all forms of compensation, including base salary, annual cash incentive, stock options and other stock-based awards, and the value of other benefits received.

Other Executive Officers. The Compensation Committee reviews and approves base salaries for AutoZone’s executive officers (other than the Chief Executive Officer) based on each executive officer’s individual performance during the past fiscal year and on the recommendations of the Chief Executive Officer. The Compensation Committee approves the annual cash incentive amounts for the executive officers, which are determined by objectives approved by the Compensation Committee at the beginning of each fiscal year as discussed above. The actual incentive amount paid depends on their annual performance.

The Compensation Committee approves stock-based compensation to many levels of management, including executive officers. Stock options are granted to executive officers upon initial hire or promotion, and thereafter are typically granted annually in accordance with guidelines established by the Compensation Committee as discussed above. The actual grant is determined by the Compensation Committee based on the guidelines and the performance of the individual in the position. The Compensation Committee considers the recommendations of the Chief Executive Officer. Other than grants of stock made pursuant to the stock purchase plans discussed above, from time to time the Compensation Committee has sole authority to approve any other individual awards of stock-based compensation for executive officers.

Management Stock Ownership Requirement. To further reinforce AutoZone’s objective of driving long-term stockholder results, AutoZone maintains a stock ownership requirement for all Executive Committee members. Covered executives must attain a specified minimum level of stock ownership, based on a multiple of their base salary, within 5 years of the executive’s placement into a covered position. Executives who are promoted into a position with a higher multiple will have an additional 3 years to attain the increased required ownership level. In order to calculate whether each executive meets the ownership requirement, we total the value of each executive’s holdings of whole shares of stock, and sixty percent of the intrinsic (or “in-the-money”) value of vested stock options, based on the fiscal year-end closing price of AutoZone stock, and compare that value to the appropriate multiple of fiscal year-end base salary. Without giving effect to recently hired executives who are permitted 5 years to comply with stock ownership guidelines, the average EC multiple of base compensation is 27 and all EC members are in compliance with stock ownership requirements.

To encourage full participation in our equity plans, all AutoZone stock acquired under those plans is included in the executive’s holdings for purposes of calculating his or her ownership. This includes vested stock options and vested shares which have restrictions on sale.

Key features of the stock ownership requirement are summarized in the table below:

Ownership Requirement	●Chief Executive Officer7 times base salary ●Executive Vice President3 times base salary ●Senior Vice President2 times base salary
Holding Requirements
●Individuals who have not achieved the ownership requirement within the specified period will be required to hold 50% of net after-tax shares upon exercise of any stock option and may not sell any shares of AZO.
●Guidelines will no longer apply after an executive reaches age 62, in order to facilitate appropriate financial planning as potential retirement approaches. The Compensation Committee may waive the guidelines for any other executive at its discretion.

Ownership Definition
●Shares of stock directly owned;
●Indirectly held shares reportable as beneficial holdings;
●Unvested Shares acquired via the Executive Stock Purchase Plan; and
●60% of vested stock options (based on the “after tax in-the-money” value).

AutoZone has adopted comprehensive and detailed policies that regulate trading in our securities by our officers, directors and employees, including blackout periods when trading in our securities is not permitted. AutoZone’s officers, directors, and employees are strictly prohibited from hedging our securities. Directors, NEOs and other senior executives are strictly prohibited from pledging our securities as collateral.

Incentive Compensation Recovery Policy. AutoZone maintains an incentive compensation recovery, or “clawback”, policy. The purpose of the policy is to enable AutoZone’s Board, at its discretion, to recover excess incentive compensation in the event that the Company is required to prepare an accounting restatement to correct an error that is material to previously issued financial statements. “Excess” compensation is generally the amount of performance-based compensation paid above what would have been received had the statements in question been accurate. The Company will revise and administer this policy in compliance with the Dodd-Frank Act provisions, once the rules implementing those provisions become effective.

Benchmarking

AutoZone reviews publicly-available data from a peer group of companies to help us ensure that our overall compensation remains competitive. The peer group data we use is from proxy filings and other published sources – it is not prepared or compiled especially for AutoZone. AutoZone does not engage in strict benchmarking of compensation levels, i.e., we do not use specific data to support precise targeting of compensation, such as setting an executive’s base pay at the 50th percentile of an identified group of companies.

We periodically review the appropriateness of this peer group. It typically has changed when such events as acquisitions and spin-offs have occurred, and in the event a member company experiences significant performance challenges. The criteria used to select the peer group companies include:

●	Direct competitors;
●	Companies with which we compete for talent, customers and capital; and
●	Companies with key financial measures within a reasonable range compared to those same measures for AutoZone (e.g., revenues between 50% and 200% of AutoZone’s).

AutoZone FY2020 Peer Group

Advance Auto Parts Bed Bath & Beyond Darden Restaurants Dick’s Sporting Goods Dollar General Dollar Tree Foot Locker	Gamestop Gap Stores Genuine Parts L Brands LKQ Corporation O’Reilly Automotive	Ross Stores Sherwin Williams Starbucks Tractor Supply Company W.W. Grainger Yum! Brands

AutoZone reviews peer group compensation data as a point of reference but we do not use information from the peer group or other published sources to set precise compensation targets or make individual compensation decisions. We use such data as context in reviewing AutoZone’s overall compensation levels and approving recommendations. Broad survey data and peer group information are just two elements that we find useful in maintaining a reasonable and competitive compensation program. Other elements that we consider are individual performance, Company performance, individual tenure, position tenure, and succession planning.

During fiscal 2020, recognizing the continued growth of the Company, the Compensation Committee reviewed the peer group for fiscal 2021 compensation programs, and upon the recommendation of management and Pearl Meyer, made the following changes for fiscal year 2021

Deleted:

Bed, Bath & Beyond	Gamestop	Starbucks

Added:

Ulta Beauty

FY21 AutoZone Peer Group

Advance Auto Parts Darden Restaurants Dick’s Sporting Goods Dollar General Dollar Tree Foot Locker	Gap Stores Genuine Parts L Brands LKQ Corporation O’Reilly Automotive Ross Stores	Sherwin Williams Tractor Supply Company Ulta Beauty W.W. Grainger Yum! Brands

Our new peer group reflects a median market capitalization of $11.5 billion and corporate revenue of $12.6 billion each as of March 2020.

Taxation of Compensation

Prior to the Tax Cuts and Jobs Act (“Tax Reform”) that was signed into law December 22, 2017, the Compensation Committee considered the provisions of Section 162(m) of the Internal Revenue Code which allowed the Company to take an income tax deduction for compensation up to $1 million and for certain compensation exceeding $1 million paid in any taxable year to a “covered employee” as that term is defined in the Code. There was an exception for qualified performance-based compensation, and AutoZone’s compensation program was designed to maximize the tax deductibility of compensation paid to executive officers, where possible. The Tax Reform includes substantial changes to Section 162(m), which generally eliminate tax deductions for any compensation in excess of $1 million paid to covered employees.

Section 409A of the Internal Revenue Code was created with the passage of the American Jobs Creation Act of 2004. These tax regulations create strict rules related to non-qualified deferred compensation earned and vested on or after January 1, 2005. The Internal Revenue Service periodically releases Notices and other guidance related to Section 409A, and AutoZone continues to take actions necessary to comply with the Section’s requirements by the deadlines established by the Internal Revenue Service.

Compensation Committee Report

The Compensation Committee of the Board (the “Committee”) has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”). Based on the review and discussions, the Committee recommended to the Board of Directors that the CD&A be included in this proxy statement.

Members of the Compensation Committee:

George R. Mrkonic, Jr. (Chair)

Douglas H. Brooks

Linda A. Goodspeed

Gale V. King

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed solely of independent, non-employee directors. None of the members of the Compensation Committee (i) was an officer or employee of the Company at any time during or prior to fiscal 2020 or (ii) is or was a participant in a “related person” transaction with the Company since the beginning of fiscal 2020. No executive officer of the Company served on the compensation committee or board of any company that employed any member of the Compensation Committee or Board.

Compensation Program Risk Assessment

AutoZone’s management conducts periodic assessments of the compensation plans and programs that apply throughout the Company, including those plans and programs in which our executives participate. The assessments are performed by key members of AutoZone’s human resources, finance, operations, and legal teams, and entails thorough discussions of each plan’s or program’s design and operation. Significant findings are reviewed by senior management prior to being reviewed and discussed with the Compensation Committee.

Plan elements which are reviewed include participants, performance measures, performance and payout curves or formulas, how target level performance is determined (including whether any thresholds and caps exist), how frequently payouts occur, and the mix of fixed and variable compensation which the plan delivers. The plans and programs are also reviewed from the standpoint of reasonableness (e.g., how target and above-target pay levels compare to similar plans for similar populations at other companies, and how payout amounts relate to the results which generate the payment), how well the plans and programs are aligned with AutoZone’s goals and objectives, and from an overall standpoint, whether these plans and programs represent an appropriate mix of short- and long-term compensation.

The purpose of these reviews is to determine whether the risks related to the design and operation of these plans and programs, if present, are reasonably likely to have a material adverse effect on the Company. We believe that our compensation plans, policies and practices do not encourage excessive risk-taking and are not reasonably likely to have a material adverse effect on the Company. The various mitigating factors which support this conclusion include:

●	Oversight of the management incentive plan and all stock-based compensation by the Compensation Committee of the Board;

●	Senior management oversight of key plans and programs, including approving target level payouts, setting financial and operating goals, and approving payouts;
●	Administration and oversight of plans and programs by multiple functions within the Company (e.g., finance, operations, legal and human resources);
●	Existence of an incentive compensation recovery (“clawback”) policy;
●	Interrelationship between measures (e.g., correlation between economic profit performance and appreciation in the per-share price of AutoZone’s stock);
●	Vesting and stock ownership requirements for executive officers which encourage long-term perspectives among participants; and
●	A preference for performance measures which result in payments only upon achievement of ultimate financial results.

SUMMARY COMPENSATION TABLE

This table shows the compensation paid to the NEOs during the 2020, 2019 and 2018 fiscal years.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)(1)	($)(2)	($) (3)(4)	($) (4)	($) (5)	($) (6)	($)
William C. Rhodes III	2020	1,050,000	—	89,399	7,269,523	2,941,849	180,590	11,531,361
Chairman, President &	2019	1,062,500	—	90,187	5,888,287	1,401,417	175,171	8,617,562
Chief Executive Officer	2018	1,000,000	—	89,621	1,735,439	1,250,000	145,559	4,220,619
William T. Giles	2020	678,538	—	28,321	2,031,501	1,096,790	125,013	3,960,163
CFO/Executive Vice President,	2019	674,711	—	28,230	1,822,036	513,422	103,223	3,141,622
Finance & IT	2018	641,923	—	26,717	1,259,639	481,443	98,400	2,508,122
Thomas B. Newbern	2020	576,154	—	—	2,246,944	776,080	68,750	3,667,928
Executive Vice President,	2019	562,058	—	—	1,733,156	513,229	56,137	2,864,580
Store Operations, Commercial,	2018	528,962	—	—	1,068,741	396,722	56,346	2,050,771
Loss Prevention & ALLDATA
Mark A. Finestone	2020	568,538	—	28,321	1,925,763	765,823	108,687	3,397,132
Executive Vice President,	2019	562,058	—	24,352	1,733,156	427,698	109,267	2,856,531
Merchandising, Supply Chain,	2018	528,962	—	13,663	1,068,741	396,722	90,291	2,098,379
Marketing and eCommerce
Philip B. Daniele	2020	383,615	—	4,250	1,749,973	413,385	47,107	2,598,330
Senior Vice President,
Commercial

(1)	Fiscal year 2019 was a 53-week fiscal year, so the 2019 salary and bonus amounts reflect an extra week of pay.
(2)	Annual incentive awards were paid pursuant to the EICP and therefore appear in the “non-equity incentive plan compensation” column of the table.
(3)	Represents shares acquired pursuant to the Executive Stock Purchase Plan. See “Compensation Discussion and Analysis” on page 30 for more information about the Executive Stock Purchase Plan. See Note B, Share-Based Payments, to our consolidated financial statements in our 2020 Annual Report for a description of the Executive Stock Purchase Plan and the accounting and assumptions used in calculating expenses in accordance with FASB ASC Topic 718.
(4)	The value of stock awards and option awards was determined as required by FASB ASC Topic 718. There is no assurance that these values will be realized. See Note B, Share-Based Payments, to our consolidated financial statements in our 2020 Annual Report for details on assumptions used in the valuation.

(5)	Incentive amounts were earned for the 2020 fiscal year pursuant to the EICP and were paid in October 2020. See “Compensation Discussion and Analysis” on page 30 for more information about this plan. Messrs Rhodes and Giles received an individual rating of “Exceeds Expectations” based on their individual achievement of performance goals established at the beginning of the fiscal year. This rating resulted in their bonus being increased by 20%.
(6)	All Other Compensation includes the following:

					Company
					Contributions
		Perquisites and			to Defined	Life
		Personal		Tax Gross-	Contribution	Insurance
		Benefits		ups	Plans	Premiums
Name		($)(A)		($)(C)	($)(D)	($)
William C. Rhodes III	2020	56,989	(B)	21,276	99,072	3,253
William T. Giles	2020	57,233	(B)	18,205	48,004	1,571
Thomas B. Newbern	2020	8,882		14,833	43,610	1,425
Mark A. Finestone	2020	57,426	(B)	9,817	40,133	1,311
Philip B. Daniele	2020	16,765		2,622	27,062	658
(A)	Perquisites and personal benefits for all NEOs include matching charitable contributions under the AutoZone Matching Gift Program, Company-provided home security system and/or monitoring services, airline club memberships and status upgrades, Company-paid spouse business-related travel, and Company-paid long-term disability insurance premiums.
(B)	The perquisites or personal benefits which exceeded the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for an executive officer, consisted of matching charitable contributions made under the AutoZone Matching Gift program, under which executives may contribute to qualified charitable organizations and AutoZone provides a matching contribution to the charities in an equal amount, up to $50,000 in the aggregate for each executive officer annually, are as follows:

Name	2020 ($)
William C. Rhodes III	50,000
William T. Giles	50,000
Mark A. Finestone	50,000
(C)	Represents amounts related to imputed earnings on taxable life insurance or Company-paid spouse business-related travel.
(D)	Represents employer contributions to the AutoZone, Inc. 401(k) Plan and the AutoZone, Inc. Executive Deferred Compensation Plan.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding plan-based awards granted to the Company’s NEOs during the 2020 fiscal year.

					All other	All other
					Stock	Option		Grant
					Awards:	Awards:	Exercise	date fair
		Estimated Future Payments			Number of	Number of	or base	value of
		Under Non-equity Incentive			shares of	securities	price of	stock and
		Plans (1)			Stock or	underlying	option	option
	Equity Plans	Threshold	Target	Maximum	Units	options	awards	awards
Name	Grant Date	($)	($)	($)	(#) (2)	(#) (3)	($)	($)
William C. Rhodes III		682,500	1,365,000	N/A
	10/7/2019					27,500	1,060.81	7,269,523
	9/30/2019				10			10,846
	12/31/2019				47			55,992
	3/31/2020				12			10,152
	6/30/2020				11			12,409
								7,358,922
William T. Giles		254,452	508,904	N/A
	10/7/2019					7,685	1,060.81	2,031,501
	9/30/2019				6			6,508
	12/31/2019				6			7,148
	3/31/2020				8			6,768
	6/30/2020				7			7,897
								2,059,822
Thomas B. Newbern		216,058	432,116	N/A
	10/7/2019					8,500	1,060.81	2,246,944
								2,246,944
Mark A. Finestone		213,202	426,404	N/A
	10/7/2019					7,285	1,060.81	1,925,763
	9/30/2019				6			6,508
	12/31/2019				6			7,148
	3/31/2020				8			6,768
	6/30/2020				7			7,897
								1,954,084
Philip B. Daniele		115,085	230,169	N/A
	10/7/2019					6,620	1,060.81	1,749,973
	9/30/2019				1			1,085
	12/31/2019				1			1,191
	3/31/2020				1			846
	6/30/2020				1			1,128
								1,754,223

(1)	Represents potential threshold, target and maximum incentive compensation for the 2020 fiscal year under the EICP based on each officer’s salary on the date the 2020 fiscal year targets were approved. The amounts actually paid for the 2020 fiscal year are described in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table. The “threshold” is the minimum payment level under the EICP which is 50% of the target amount. There is no overall percentage maximum; however, awards paid to any individual pursuant to the EICP may not exceed $4 million. See “Compensation Discussion and Analysis” at page 30 and the discussion following this table for more information on the EICP.
(2)	Represents shares awarded pursuant to the Executive Stock Purchase Plan. See “Compensation Discussion and Analysis” at page 30 and the discussion following this table for more information on the Executive Stock Purchase Plan.
(3)	Represents options awarded pursuant to the Amended 2011 Equity Plan. See “Compensation Discussion and Analysis” at page 30 and the discussion following this table for more information on equity plans.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information regarding outstanding stock option awards under the Amended 2011 Equity Plan, the 2011 Equity Plan, other outstanding equity awards under the Amended 2011 Equity Plan and the 2011 Equity Plan, and unvested shares under the Executive Stock Purchase Plan for the Company’s NEOs as of August 29, 2020:

		Option Awards
							Number of	Market
		Number of securities					shares of	value of
		underlying unexercised options			Option		stock that	Shares of stock
		(1)			Exercise	Option	have not	that have
Name	Grant Date	Exercisable	Unexercisable		Price	Expiration Date	vested (2)	not vested (3)
William C. Rhodes III	9/27/2012	22,500	—		$371.47	9/28/2022
	10/1/2013	19,200	—		$425.11	10/2/2023
	9/23/2014	17,400	—		$507.79	9/24/2024
	10/6/2015	7,850	—		$744.62	10/7/2025
	10/7/2015	25,000	25,000	(4)	$736.00	10/8/2025
	9/23/2016	5,062	1,688		$744.85	9/24/2026
	9/26/2017	6,000	6,000		$587.13	9/27/2027
	9/25/2018	6,625	19,875		$772.80	9/26/2028
	10/7/2019	—	27,500		$1,060.81	10/8/2020
	9/30/2019						10	$11,891
	12/31/2019						47	$55,889
	3/31/2020						12	$14,269
	6/30/2020						11	$13,080
Totals		109,637	80,063				80	$95,130
William T. Giles	9/27/2012	13,600	—		$371.47	9/28/2022
	10/1/2013	11,600	—		$425.11	10/2/2023
	9/23/2014	10,600	—		$507.79	9/24/2024
	10/6/2015	10,600	—		$744.62	10/7/2025
	9/23/2016	6,840	2,280		$744.85	9/24/2026
	9/26/2017	4,354	4,356		$587.13	9/27/2027
	9/25/2018	2,050	6,150		$772.80	9/26/2028
	10/7/2019	—	7,685		$1,060.81	10/8/2020
	9/30/2019						6	$7,135
	12/31/2019						6	$7,135
	3/31/2020						8	$9,513
	6/30/2020						7	$8,324
Totals		59,644	20,471				27	$32,106
Thomas B. Newbern	9/23/2014	1,975	—		$507.79	9/24/2024
	10/6/2015	11,000	—		$744.62	10/7/2025
	9/23/2016	5,805	1,935		$744.85	9/24/2026
	9/26/2017	3,694	3,696		$587.13	9/27/2027
	9/25/2018	1,950	5,850		$772.80	9/26/2028
	10/7/2019	—	8,500		$1,060.81	10/8/2020
Totals		24,424	19,981
Mark A. Finestone	10/1/2013	8,700	—		$425.11	10/2/2023
	9/23/2014	7,900	—		$507.79	9/24/2024
	10/6/2015	11,000	—		$744.62	10/7/2025
	9/23/2016	5,805	1,935		$744.85	9/24/2026
	9/26/2017	3,694	3,696		$587.13	9/27/2027
	9/25/2018	1,950	5,850		$772.80	9/26/2028
	10/7/2019	—	7,285		$1,060.81	10/8/2020
	9/30/2019						6	$7,135
	12/31/2019						6	$7,135
	3/31/2020						8	$9,513
	6/30/2020						7	$8,324
Totals		39,049	18,766				27	$32,106
Philip B. Daniele	9/27/2012	740			$371.47	9/28/2022
	10/1/2013	3,060	—		$425.11	10/2/2023
	9/23/2014	2,360	—		$507.79	9/24/2024
	10/6/2015	2,100	—		$744.62	10/7/2025
	11/1/2015	4,320	—		$784.41	11/2/2025
	9/23/2016	4,642	1,548		$744.85	9/24/2026
	9/26/2017	2,954	2,956		$587.13	9/27/2027
	9/25/2018	1,362	4,088		$772.80	9/26/2028
	10/7/2019	—	6,620		$1,060.81	10/8/2020
	9/30/2019						1	$1,189
	12/31/2019						1	$1,189
	3/31/2020						1	$1,189
	6/30/2020						1	$1,189
Totals		21,538	15,212				4	$4,756
(1)	Unless indicated otherwise, stock options vest annually in one-fourth increments over a four-year period.

(2)	Represents shares acquired pursuant to unvested shares granted under the Executive Stock Purchase Plan. Such shares vest on the first anniversary of the date the option was exercised under the plan and will vest immediately upon a participant’s termination of employment without cause or the participant’s death or disability.
(3)	Based on the closing price of AutoZone common stock on August 29, 2020 ($1,189.12 per share).
(4)	Represents a one-time grant of non-qualified stock options pursuant to the 2011 Equity Plan. Fifty percent (50%) of the shares vested on the fourth anniversary of the grant, and the other fifty percent (50%) vest on the fifth anniversary of the grant.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information regarding stock option exercises and vested stock awards for the Company’s NEOs during the fiscal year ended August 29, 2020:

	Option Awards		Stock Awards
	Number		Number
	of shares	Value	of shares	Value
	acquired	realized	acquired	realized
	on exercise	on exercise	on vesting	on vesting
Name	(#)	($) (1)	(#) (2)	($) (3)
William C. Rhodes III	20,800	19,044,840	103	116,222
William T. Giles	12,125	10,886,303	31	33,067
Thomas B. Newbern	10,650	8,217,010	—	—
Mark A. Finestone	—	—	26	27,644
Philip B. Daniele	—	—	4	4,250

(1)	If the shares were sold immediately upon exercise, the value realized on exercise of the option is the difference between the actual sales price and the exercise price of the option. Otherwise, the value realized is the difference between the closing price of AutoZone common stock on the New York Stock Exchange on the date of exercise and the exercise price of the option.
(2)	Represents shares acquired pursuant to the Executive Stock Purchase Plan. See “Compensation Discussion and Analysis” on page 30 for more information about this plan.
(3)	Based on the closing price of AutoZone common stock on the vesting date.

NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth information regarding nonqualified deferred compensation for the Company’s NEOs as of and for the year ended August 29, 2020.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	withdrawals /	Balance at
	in Last FY	in Last FY	Last FY	distributions	Last FYE
Name	($) (1)	($) (2)	($) (3)	($)	($)
William C. Rhodes III	574,897	87,664	3,191,354	—	18,344,113
William T. Giles	191,107	36,547	228,301	(149,265)	1,642,567
Thomas B. Newbern	215,359	32,110	153,660	(6,296)	2,168,967
Mark A. Finestone	122,536	28,633	383,092	—	2,026,694
Philip B. Daniele	66,536	15,435	25,635	—	347,657

(1)	Represents contributions by the NEOs under the AutoZone, Inc. Executive Deferred Compensation Plan (the “EDCP”). Such contributions are included under the appropriate “Salary” and “Non-Equity Incentive Plan Compensation” columns for the NEOs in the Summary Compensation Table.
(2)	Represents matching contributions by the Company under the EDCP. Such contributions are included under the “All Other Compensation” column for the NEOs in the Summary Compensation Table.
(3)	Represents the difference between the aggregate balance at end of fiscal 2020 and the end of fiscal 2019, excluding (i) contributions made by the executive officer and the Company during fiscal 2020 and (ii) any withdrawals or distributions during fiscal 2020. None of the earnings in this column were included in the Summary Compensation Table because they were not preferential or above market.

Officers of the Company with the title of vice president or higher based in the United States are eligible to participate in the EDCP after their first year of employment with the Company. As of August 29, 2020, there were 54 such officers of the Company. The EDCP is a nonqualified plan that allows officers to make a pretax deferral of base salary and bonus compensation. Officers may defer up to 25% of base salary and up to 75% of bonus compensation. The Company match is calculated based on 100% of the first 3% of deferred compensation and 50% of the next 2% deferred, less the maximum value of the Company match available generally to participants in AutoZone’s 401(k) Plan. Participants may select among various mutual funds in which to invest their deferral accounts. Participants may elect to receive distribution of their deferral accounts at retirement or starting in a specific future year of choice before or after anticipated retirement (but not later than the year in which the participant reaches age 75). If a participant’s employment with AutoZone terminates other than by retirement or death, the account balance will be paid in a lump sum payment six months after termination of employment. There are provisions in the EDCP for withdrawal of all or part of the deferral account balance in the event of an extreme and unforeseen financial hardship.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Our NEOs may receive certain benefits if their employment terminates under specified circumstances. These benefits derive from Company policies, plans, agreements and arrangements described below.

Agreement with Mr. Rhodes

In 2008, Mr. Rhodes and AutoZone entered into an agreement (the “Agreement”) providing that if Mr. Rhodes’ employment is terminated by the Company without cause, he will receive severance benefits consisting of an amount equal to 2.99 times his then-current base salary, a lump sum prorated share of any unpaid annual bonus incentive for periods during which he was employed, and AutoZone will pay the cost of COBRA premiums to continue his medical, dental and vision insurance benefits for up to 18 months to the extent such premiums exceed the amount Mr. Rhodes had been paying for such coverage during his employment. The Agreement further provides that Mr. Rhodes will not compete with AutoZone or solicit its employees for a three-year period after his employment with AutoZone terminates.

Executive Officer Agreements (Messrs. Giles, Finestone, Newbern, and Daniele)

AutoZone’s executive officers who do not have written employment agreements, including Messrs. Giles, Finestone, Newbern and Daniele, have entered into agreements (“Severance and Non-Compete Agreements”) with the Company providing that if their employment is involuntarily terminated without cause, and if they sign an agreement waiving certain legal rights, they will receive severance benefits in the form of salary continuation for a period of time ranging from 12 to 24 months, depending on their length of service at the time of termination. The aforementioned executives all have greater than 5 years of service.

Years of Service	Severance Period
Less than 2	12 months
2 – less than 5	18 months
5 or more	24 months

The executives will also receive a lump sum prorated share of their annual bonus incentive when such incentives are paid to similarly-situated executives. Medical, dental and vision insurance benefits generally continue through the severance period up to a maximum of 18 months, with the Company paying the cost of COBRA premiums to the extent such premiums exceed the amount the executive had been paying for such coverage. An appropriate level of outplacement services may be provided based on individual circumstances.

The Severance and Non-Compete Agreement further provides that the executive will not compete with AutoZone or solicit its employees for a two-year period after his or her employment with AutoZone terminates.

Equity Plans

All outstanding, unvested stock options, including those held by the NEOs, will vest immediately upon the option holder’s death pursuant to the terms of the stock option agreements.

Unvested shares under our Executive Stock Purchase Plan, which normally are subject to forfeiture if a participant’s employment terminates prior to the first anniversary of their acquisition, will vest immediately if the termination is by reason of the participant’s death, disability, termination by the Company without cause, or retirement on or after the participant’s normal retirement date. The plan defines “disability,” “cause,” and “normal retirement date.”

Life Insurance

AutoZone provides all salaried employees in active full-time employment in the United States a company-paid life insurance benefit in the amount of two times annual earnings. “Annual earnings” exclude stock compensation and gains realized from stock option exercises but include salary and incentive compensation received. Additionally, salaried employees are eligible to purchase additional life insurance subject to insurability above certain amounts. The maximum benefit of the company-paid and the additional coverage combined is $5,000,000. All the NEOs are eligible for this benefit.

Disability Insurance

All full-time officers at the level of vice president and above are eligible to participate in two executive long-term disability plans, until age 65. Accordingly, AutoZone purchases individual disability policies for its executive officers that pay 70% of the first $7,143 of insurable monthly earnings in the event of disability. Additionally, the executive officers are eligible to receive an executive long-term disability plan benefit in the amount of 70% of the next $35,714 of insurable monthly earnings to a maximum benefit of $25,000 per month. AutoZone purchases insurance to cover this plan benefit. These two benefits combined provide a maximum benefit of $30,000 per month. The benefit payment for these plans may be reduced by deductible sources of income and disability earnings.

The following table shows the amounts that the NEOs would have received if their employment had been terminated under specified circumstances on August 29, 2020. This table does not include amounts related to the NEOs’ vested benefits under our deferred compensation and pension plans or pursuant to stock option awards, all of which are described in the tables above.

	Voluntary	Involuntary
	or For Cause	Termination	Change in			Normal
	Termination	Not For Cause	Control	Disability	Death	Retirement
Name	($)	($)	($)	($)	($)	($)
William C. Rhodes, III (1)
Severance Pay	—	3,139,500	—	—	—	—
Annual Incentive	—	2,941,849	—	2,941,849	2,941,849	2,941,849
Benefits Continuation	—	31,099	—	—	3,966	—
Unvested Stock Options	—	—	—	—	27,492,753	—
Unvested Stock Awards	—	95,130	—	95,130	95,130	—
Disability Benefits	—	—	—	3,480,000	—	—
Life Insurance Benefits	—	—	—	—	4,944,000	—
Total	—	6,207,578	—	6,516,979	35,477,698	2,941,849
William T. Giles (2)
Severance Pay	—	1,357,076	—	—	—	—
Annual Incentive	—	1,096,790	—	1,096,790	1,096,790	1,096,790
Benefits Continuation	—	29,293	—	—	3,649	—
Unvested Stock Options	—	—	—	—	7,181,634	—
Unvested Stock Awards	—	32,106	—	32,106	32,106	—
Disability Benefits	—	—	—	1,440,000	—	—
Life Insurance Benefits	—	—	—	—	2,388,000	—
Total	—	2,515,265	—	2,568,896	10,702,179	1,096,790
Thomas B. Newbern (2)
Severance Pay	—	1,152,308	—	—	—	—
Annual Incentive	—	776,080	—	776,080	776,080	776,080
Benefits Continuation	—	33,597	—	—	3,649	—
Unvested Stock Options	—	—	—	—	6,610,724	—
Disability Benefits	—	—	—	2,490,000	—	—
Life Insurance Benefits	—	—	—	—	2,166,000	—
Total	—	1,961,985	—	3,266,080	9,556,453	776,080
Mark A. Finestone (2)
Severance Pay	—	1,137,076	—	—	—	—
Annual Incentive	—	765,823	—	765,823	765,823	765,823
Benefits Continuation	—	19,608	—	—	1,896	—
Unvested Stock Options	—	—	—	—	6,454,828	—
Unvested Stock Awards	—	32,106	—	32,106	32,106	—
Disability Benefits	—	—	—	1,950,000	—	—
Life Insurance Benefits	—	—	—	—	1,992,000	—
Total	—	1,954,613	—	2,747,929	9,246,653	765,823
Philip B. Daniele (2)
Severance Pay	—	767,230	—	—	—	—
Annual Incentive	—	413,385	—	413,385	413,385	413,385
Benefits Continuation	—	18,162	—	—	3,966	—
Unvested Stock Options	—		—	—	5,018,541	—
Unvested Stock Awards	—	4,756	—	4,756	4,756	—
Disability Benefits	—		—	4,860,000	—	—
Life Insurance Benefits	—		—	—	1,000,000	—
Total	—	1,203,533	—	5,278,141	6,440,648	413,385

(1)	Severance Pay, Annual Incentive and Benefits Continuation amounts shown under the “Involuntary Termination Not for Cause” column reflect the terms of Mr. Rhodes’ Agreement described above. Unvested stock options are those outstanding, unvested stock options which will vest immediately upon the option holder’s death. Unvested stock awards are shares under the Executive Stock Purchase Plan, which vest upon involuntary termination not for cause, disability, or death. Annual Incentive is shown at actual annual incentive amount for the 2020 fiscal year; it would be prorated if the triggering event occurred other than on the last day of the fiscal year. Disability Benefits are benefits under a Company-paid individual long-term disability insurance policy. Life Insurance Benefits are benefits under a Company-paid life insurance policy.
(2)	Severance Pay, Annual Incentive and Benefits Continuation amounts shown under the “Involuntary Termination Not for Cause” column reflect payments to Mr. Giles, Mr. Finestone, Mr. Newbern and Mr. Daniele under the Severance and Non-Compete Agreements described above. Annual Incentive is shown at actual annual incentive amount for the 2020 fiscal year; it would be prorated if the triggering event occurred other than on the last day of the fiscal year. Benefits Continuation refers to medical, dental and vision benefits. Unvested stock options are those outstanding, unvested stock options which will vest immediately upon the option holder’s death. Unvested stock awards are share options under the Executive Stock Purchase Plan, which vest upon involuntary termination not for cause, disability, or death. Disability Benefits are benefits under Company-paid individual long-term disability insurance policy. Life Insurance Benefits are benefits under a Company-paid life insurance policy.

Ratio of the Annual Total Compensation of the Median-Paid Employee to the CEO

Pursuant to Item 402(u) of Regulation S-K, we have conducted an analysis of our global employee population in order to estimate and disclose the total compensation paid to our median paid employee, not including our CEO, as well as the ratio of the total compensation paid to said median employee as compared to the total compensation paid to our CEO. The analysis, which is described below, yielded the following results:

Total compensation for the median employee
for fiscal 2020 (not including the CEO):	$26,759
Total compensation for the CEO* :	$11,531,361
Resulting CEO-to-median employee pay ratio:	431:1

*	See Summary Compensation Table for details

Measurement date. We identified the median employee from our population as of June 30, 2020.

Compensation measure. The regulations require us to use a “consistently applied compensation measure”, or CACM, to identify the median employee. Based on an analysis of the AutoZone workforce, we determined that fixed or guaranteed compensation, including overtime and earnings for paid time off, plus variable compensation (e.g., bonus or commission pay) closely approximate the annual total direct compensation of our employees. We converted the earnings paid in local (non-U.S.) currency to U.S. dollars using published exchange rates as of June 30, 2020. We did not apply pay adjustments allowed by the rules in order to ensure a conservative estimate (i.e., it is unlikely that the estimate could have been higher than that calculated).

Excluded population. We excluded from the analysis AutoZone employees in Brazil, Canada, China, Germany and the United Kingdom, pursuant to the de minimus exemption under the rules. The 571 employees in these locations represent less than 5% of the total employee population of 96,690 as of June 30, 2020.

Related Party Transactions

Our Board has adopted a Related Person Transaction Policy (the “Policy”) which requires the Audit Committee of the Board to review and approve or ratify all Related Person Transactions. The Audit Committee is to consider all of the available relevant facts and circumstances of each transaction, including but not limited to the benefits to the Company; the impact on a director’s independence in the event the Related Person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties generally. Related Person Transactions must also comply with the policies and procedures specified in our Code of Conduct and Corporate Governance Principles, as described below.

The Policy also requires disclosure of all Related Person Transactions that are required to be disclosed in AutoZone’s filings with the Securities and Exchange Commission, in accordance with all applicable legal and regulatory requirements.

A “Related Person Transaction” is defined in the Policy as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) that occurred since the beginning of the Company’s most recent fiscal year in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000 and in which any Related Person had, has or will have a direct or indirect material interest. “Related Persons” include a director or executive officer of the Company, a nominee to become a director of the Company, any person known to be the beneficial owner of more than 5% of any class of the Company’s voting securities, any immediate family member of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Our Board has adopted a Code of Conduct (the “Code of Conduct”) that applies to the Company’s directors, officers and employees. The Code of Conduct prohibits directors and executive officers from engaging in activities that create conflicts of interest, taking corporate opportunities for personal use or competing with the Company, among other things. Our Board has also adopted a Code of Ethical Conduct for Financial Executives (the “Financial Code of Conduct”) that applies to the Company’s officers and employees who hold the position of principal executive officer, principal financial officer, principal accounting officer or controller as well as to the Company’s officers and employees who perform similar functions (“Financial Executives”). The Financial Code of Conduct requires the Financial Executives to, among other things, report any actual or apparent conflicts of interest between personal or professional relationships involving the Company’s management or any other Company employee with a role in financial reporting disclosures or internal controls. Additionally, our Corporate Governance Principles require each director who is faced with an issue that presents, or may give the appearance of presenting, a conflict of interest to disclose that fact to the Chairman of the Board and the Secretary, and to refrain from participating in discussions or votes on such issue unless a majority of the Board determines, after consultation with counsel, that no conflict of interest exists as to such matter.

We have concluded there are no material Related Party Transactions or agreements that were entered into during the fiscal year ended August 29, 2020, and through the date of this proxy statement requiring disclosure under these policies.

Equity Compensation Plans

The following table sets forth certain information as of August 29, 2020, with respect to compensation plans under which shares of AutoZone common stock may be issued.

			Number of securities
			remaining available for
	Number of securities to		future issuance under
	be issued upon exercise	Weighted-average	equity compensation
	of outstanding	exercise price of	plans (excluding
	options, warrants	outstanding options,	securities reflected
Plan Category	and rights	warrants and rights	in the first column)
Equity compensation plans approved by security holders (1)	1,379,461	$677.17	725,895
Equity compensation plans not approved by security holders (2)	438	74.21	—
Total	1,379,899	$676.98	725,895

(1)	Consists of the Amended 2011 Equity Plan, the Employee Stock Purchase Plan, the Executive Stock Purchase Plan and the 2003 Director Compensation Plan. Column (a) consists of shares of common stock issuable upon exercise of outstanding options and upon vesting and payment of outstanding restricted stock units, stock appreciation rights and deferred shares under each of the foregoing plans. Restricted stock units and deferred shares are settled for shares of common stock on a one-for-one basis and have no exercise price. Accordingly, they have been excluded for purposes of computing the weighted-average exercise price in column (b). Column (c) consists of shares available for issuance pursuant to the Amended 2011 Equity Plan, the Employee Stock Purchase Plan and the Executive Stock Purchase Plan. As described above, following the stockholder approval of the AutoZone, Inc. 2020 Omnibus Incentive Award Plan, no further grants may be made under Amended 2011 Equity Plan.
(2)	Consists of the AutoZone, Inc. Second Amended and Restated Director Compensation Plan, which was approved by the Board but was not submitted for approval by the stockholders as then permitted under the rules of the New York Stock Exchange. This plan was terminated in December 2002. Any outstanding awards consist of stock appreciation rights that may be converted into shares immediately upon termination as a director.

Delinquent Section 16(a) Reports

Securities laws require our executive officers, directors, and beneficial owners of more than ten percent of our common stock to file insider trading reports (Forms 3, 4, and 5) with the Securities and Exchange Commission and the New York Stock Exchange relating to the number of shares of common stock that they own, and any changes in their ownership. To our knowledge, based solely on our records and certain written representations received from our executive officers and directors, during the fiscal year ended August 29, 2020, all persons related to AutoZone that are required to file these insider trading reports have filed them in a timely manner, except for a Form 4 filed on June 1, 2020 for each of Kristen C. Wright and Mitch Major relating to two and four transactions, respectively, each dated May 27, 2020, and a Form 5 filed on October 21, 2020, for William C. Rhodes, III, relating to two transactions dated June 12, 2020 arising out of the settlement of an estate. Copies of the insider trading reports can be found on the AutoZone corporate website at Investors.AutoZone.com.

STOCKHOLDER PROPOSALS FOR 2021 ANNUAL MEETING

Stockholder proposals for inclusion in the Proxy Statement for the Annual Meeting in 2021 must be received by June 28, 2021. In accordance with our By-Laws, stockholder proposals received after August 18, 2021, but before September 17, 2021, may be presented at the Annual Meeting, but will not be included in the Proxy Statement. Any stockholder proposal received on or after September 17, 2021, will not be eligible to be presented for a vote to the stockholders in accordance with our By-Laws. Any proposals must be mailed to AutoZone, Inc., Attention: Secretary, Post Office Box 2198, Dept. 8074, Memphis, Tennessee 38101-2198.

ANNUAL REPORT

A copy of our Annual Report is being mailed with this Proxy Statement to all stockholders of record.

By order of the Board of Directors,

/s/ Kristen C. Wright

Kristen C. Wright
Secretary

Memphis, Tennessee October 26, 2020

APPENDIX A

AUTOZONE, INC.

2020 OMNIBUS INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the AutoZone, Inc. 2020 Omnibus Incentive Award Plan (as may be amended from time to time, the “Plan”) is to promote the success and enhance the value of AutoZone, Inc., a Nevada corporation, (the “Company”) by linking the individual interests of the members of the Board and Employees to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s stockholders.  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board and Employees upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.  The singular pronoun shall include the plural where the context so indicates.

2.1“Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 12 hereof.  With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.6 hereof, or which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2“Affiliate” shall mean any Parent or Subsidiary.

2.3“Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.4“Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Dividend Equivalent award, a Deferred Stock award, a Stock Payment award, a Stock Appreciation Right, an Other Incentive Award, Cash-Based Award, or a Performance-Based Award, which may be awarded or granted under the Plan.

2.5“Award Agreement” shall mean any written notice, agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

2.6“Board” shall mean the Board of Directors of the Company.

2.7“Cash-Based Award” means an award entitling the recipient to receive a cash-denominated payment.

2.8“Cause” means, unless otherwise defined in an applicable Award Agreement or other contractual agreement between the Participant and the Company, the willful engagement by Participant in conduct which is demonstrably or materially injurious to the Company, monetarily or otherwise.  For this purpose, no act or failure to act by the Participant shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

2.9“Change in Control” shall mean the occurrence of any of the following events:

(a)The consummation of a reorganization, merger, consolidation, or other business combination pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not (either directly or indirectly) own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction;

(b)The sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company;

(c)During any period of twelve (12) months, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors on the Effective Date or whose election or nomination for election was previously so approved, excluding any new directors if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest as described in Rule 14a-12(c) of the Exchange Act with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) cease for any reason to constitute a majority of the Board then in office; or

(d)Any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) shall have acquired or obtained “beneficial ownership” (as determined for purposes of  Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than twenty five percent (25%) of the total voting power represented by the Company’s then-outstanding voting securities.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (a), (b) or (c) with respect to such Award shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5).

Consistent with the terms of this Section 2.9, the Administrator shall have full and final authority to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto. A transaction the principal purpose of which is to change the state in which the Company is incorporated, form a holding company or effect a similar reorganization as to form whereupon this Plan and all Awards are assumed by the successor entity shall not be deemed to be a Change in Control.

2.10“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

2.11“Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board described in Article 12 hereof.

2.12“Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

2.13“Company” shall mean AutoZone, Inc., a Nevada corporation.

2.14“Deferred Stock” shall mean a right to receive Shares awarded under Section 9.3 hereof.

2.15“Director” shall mean a member of the Board, as constituted from time to time.

2.16“Disability” means, unless otherwise defined in an applicable Award Agreement or other contractual agreement between the Participant and the Company, a determination by the Company that the Participant is “totally disabled,” within its meaning in the Company’s long term disability plan as in effect from time to time.

2.17“Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.1 hereof.

2.18“DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.19“Effective Date” shall mean the date the Plan is approved by the Company’s stockholders. Notwithstanding the forgoing, the Prior Plan shall remain in effect on its existing terms unless and until the Plan is approved by the Company’s stockholders.

2.20“Eligible Individual” shall mean any person who is an Employee or a Non-Employee Director, as determined by the Administrator.

2.21“Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code) of the Company or of any Affiliate.

2.22“Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

2.23“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.24“Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a)If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith in a manner that is consistent with applicable tax and accounting rules.

2.25“Full Value Award” shall mean any Award other than (i) an Option, (ii) a Stock Appreciation Right, (iii) a Cash-Based Award or (iv) any other Award for which a Participant pays the intrinsic value existing as of the date of grant (whether directly or by forgoing a right to receive a payment from the Company or any Affiliate).

2.26“Good Reason” means, unless otherwise defined in an applicable Award Agreement or other contractual agreement between the Participant and the Company, (i) a material diminution in the Participant’s base salary except for across-the-board salary reductions similarly affecting all or substantially all similarly situated employees of the Company, (ii) a material diminution in the Participant’s duties and responsibilities, or (iii) a change of more than 50 miles in the geographic location at which the Participant provides services to the Company, so long as the Participant provides at least 90 days’ notice to the Company following the initial occurrence of any such event and the Company fails to cure such event within 30 days thereafter.

2.27“Greater Than 10% Stockholder” shall mean an individual then-owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any “parent corporation” or “subsidiary corporation” (as defined in Sections 424(e) and 424(f) of the Code, respectively).

2.28“Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.29“Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.30“Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

2.31“Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6 hereof.  An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors shall only be Non-Qualified Stock Options.

2.32“Other Incentive Award” shall mean an Award denominated in, linked to or derived from Shares or value metrics related to Shares, granted pursuant to Section 9.6 hereof.

2.33“Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.34“Participant” shall mean a person who has been granted an Award.

2.35“Performance-Based Awards” shall have the meaning assigned to in Section 5.1.

2.36“Performance Criteria” means the performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance-Based Awards.  The potential Performance Criteria that may be used for Awards under this Plan may be any objective, metric, or goal established by the Committee.  If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, the manner in which it conducts its business, the economy or any other events or circumstances deemed relevant by the Committee render the Performance Criteria unsuitable, including but not limited to force majeure events such as Acts of God, acts of terrorism, natural disasters, epidemics or pandemics, the Committee may in its discretion modify such Performance Criteria or the acceptable levels of achievement, in whole or in part, as the Committee deems appropriate and equitable.

2.37“Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.38“Permitted Transferee” shall mean, with respect to a Participant, any “family member” of the Participant, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act, or any other transferee specifically approved by the Administrator after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards.  In addition, the Administrator, in its sole discretion, may determine to permit a Participant to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and applicable state law, the Participant is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.

2.39“Plan” shall mean this AutoZone, Inc. 2020 Omnibus Incentive Award Plan, as it may be amended from time to time.

2.40“Prior Plan” shall mean the Amended and Restated AutoZone, Inc. 2011 Equity Incentive Award Plan, as may be amended from time to time.

2.41“Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.42“Restricted Stock” shall mean Common Stock awarded under the Plan hereof that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.43“Restricted Stock Unit” shall mean a contractual right awarded under the Plan to receive in the future a Share or the cash value of a Share.

2.44“Securities Act” shall mean the Securities Act of 1933, as amended.

2.45“Share Limit” shall have the meaning provided in Section 3.1(a) hereof.

2.46“Shares” shall mean shares of Common Stock.

2.47“Stock Appreciation Right” or “SAR” shall mean a stock appreciation right granted under the Plan.

2.48“Stock Payment” shall mean a payment in the form of Shares awarded under Section 9.2 hereof.

2.49“Stockholder Approval Date” shall mean the date on which the Company’s stockholders approve the Plan.

2.50“Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.51“Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, an outstanding equity award previously granted by a company or other entity; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.52“Termination of Service” shall mean

(a)As to a Non-Employee Director, the time when a Participant who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or any Affiliate.

(b)As to an Employee, the time when the employee-employer relationship between a Participant and the Company and its Affiliates is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or any Affiliate.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service has occurred, whether any Termination of Service resulted from a discharge for Cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, a leave of absence or change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence or change in status interrupts employment for the purposes of Section 422(a)(2) of the Code.  For purposes of the Plan, a Participant’s employee-employer relationship shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Participant ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1Number of Shares. Subject to Sections 3, 13.1 and 13.2 hereof, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan shall be equal to 1,400,000 (the “Share Limit”).  Following the Effective Date, no further grants shall be made under the Prior Plan.  Any awards under the Prior Plan shall continue to be subject to the terms and conditions of the Prior Plan.  The number of Shares subject to the Share Limit is the limit on Shares that may be issued as Incentive Stock Options.  Notwithstanding the foregoing, to the extent permitted under applicable law and applicable stock exchange rules, Awards that provide for the delivery of Shares subsequent to the applicable grant date may be granted in excess of the Share Limit if such Awards provide for the forfeiture or cash settlement of such Awards to the extent that insufficient Shares remain under the Share Limit at the time that Shares would otherwise be issued in respect of such Award.

(a)The Share Limit shall be reduced by two (2) Shares for each Share delivered in settlement of an Award that is a Full Value Award and by one (1) Share for each Share delivered in settlement of an that is not a Full Value Award.

(b)Awards under the Plan that expire unexercised or are forfeited, settled for cash, canceled or otherwise terminated without the delivery of Shares (in each case in whole or in part), shall immediately become available for new Awards to the extent of such cancellation, forfeiture, expiration, termination or cash settlement. Any Share that again becomes available for grant pursuant to the preceding sentence shall be added back as one (1) Share if such Share was subject to an Option or SAR, and as two (2) Shares if such Share was subject to the grant of a Full Value Award.

(c)Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Share Limit:  (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by a Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options.  Any Shares repurchased by the Company under Section 8.4 at the same price paid by the Participant so that such shares are returned to the Company will again be available for Awards.  The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan.  Notwithstanding the provisions of this Section 3.1(c), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(d)Substitute Awards shall not reduce the Shares authorized for grant under the Plan.  Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan in the Board’s discretion at the time of such acquisition or combination and shall not reduce the Shares authorized for grant under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

3.2Stock Distributed.  Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

ARTICLE 4.

GRANTING OF AWARDS

4.1Participation.  The Administrator may, from time to time, select from among all Eligible Individuals, those to whom one or more Awards shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan.  No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2Award Agreement.  Each Award shall be evidenced by an Award Agreement stating the terms and conditions applicable to such Award, consistent with the requirements of the Plan and any applicable Program.

4.3Limitations Applicable to Section 16 Persons.  Notwithstanding anything contained herein to the contrary, with respect to any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, the Plan, any applicable Program and the applicable Award Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule, and such additional limitations shall be deemed to be incorporated by reference into such Award to the extent permitted by applicable law.

4.4At-Will Service.  Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Participant any right to continue as an Employee or a Director of the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without Cause, and with or without notice, or to terminate or change all other terms and conditions of service or engagement, except to the extent expressly provided otherwise in a written agreement between the Participant and the Company or any Affiliate.

4.5Foreign Participants.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Affiliates operate or have Employees or Non-Employee Directors, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the Share Limit; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange.  Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act, the rules of the securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law.

4.6Stand-Alone and Tandem Awards.  Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan.  Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

4.7Maximum Awards to Non-Employee Directors.  Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year shall not exceed $750,000.  For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.  The Board may make exceptions to the applicable limit in this Section 4.7 for individual Non-Employee Directors in extraordinary circumstances, such as where any such individual Non-Employee Directors are serving on a special litigation or transactions committee of the Board, as the Board may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation involving such Non-Employee Director.

ARTICLE 5.

GRANTING OF PERFORMANCE-BASED AWARDS

5.1Granting of Performance-Based Awards to Eligible Individuals.  The Committee, in its sole discretion, may make Awards which are denominated in Shares or cash subject to Performance Criteria (such grants, “Performance-Based Awards”). Such Performance-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares or the cash value of the Award upon the completion of a specified period of service, the occurrence of an event and/or the attainment of Performance Criteria.  Performance-Based Awards may be granted alone or in addition to any other grants granted under the Plan.  A Participant’s Performance-Based Award shall be determined based on the attainment of Performance Criteria approved by the Committee for a Performance Period established by the Committee while the outcome for that Performance Period is substantially uncertain.

5.2Applicability.  The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Eligible Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.

5.3Payment of Performance-Based Awards.  Unless otherwise provided herein or in the applicable Program or Award Agreement, the holder of a Performance-Based Award must be employed by the Company or an Affiliate throughout the applicable Performance Period.  The Committee shall determine whether, with respect to a Performance Period, the applicable Performance Criteria have been met with respect to a given Participant. The amount of the Performance-Based Award determined by the Committee for a Performance Period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such Performance Period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 409A of the Code, to the extent applicable, elect to defer payment of a Performance-Based Award.

ARTICLE 6.

GRANTING OF OPTIONS

6.1Granting of Options to Eligible Individuals.  The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

6.2Qualification of Incentive Stock Options.  No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any “parent corporation” or “subsidiary corporation” of the Company (as defined in Sections 424(e) and 424(f) of the Code, respectively).  No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.  Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Participant, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan and all other plans of the Company and any Affiliate corporation thereof exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code.  The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted. In addition, to the extent that any Options otherwise fail to qualify as Incentive Stock Options, such Options shall be treated as Nonqualified Stock Options.

6.3Option Exercise Price.  Except as provided in Section 6.6 hereof, the exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).  In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

6.4Option Term.  The term of each Option shall be set by the Administrator in its sole discretion; provided, however, that the term (a) with respect to Incentive Stock Options shall not be more than ten (10) years from the date of grant, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder and (b) with respect to Non-Qualified Stock Options shall not be more than ten (10) years from the date of grant.  The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Participant has the right to exercise vested Options, which time period may not extend beyond the stated term of the Option. Except as limited by the requirements of Section 409A or Section 422 of the Code, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Participant, and, subject to Section 13.1 hereof, may amend any other term or condition of such Option relating to such a Termination of Service.

6.5Option Vesting.

(a)The terms and conditions pursuant to which an Option vests in the Participant and becomes exercisable shall be determined by the Administrator and set forth in the applicable Award Agreement.  Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator.  At any time after grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the vesting of the Option.

(b)No portion of an Option which is unexercisable at a Participant’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in a Program, the applicable Award Agreement or by action of the Administrator following the grant of the Option.

6.6Substitute Awards.  Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, however, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate Fair Market Value (as of the time immediately preceding the transaction giving rise to the Substitute Award) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

6.7Substitution of Stock Appreciation Rights.  The Administrator may provide in an applicable Program or the applicable Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, however, that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price and remaining term as the substituted Option.

ARTICLE 7.

EXERCISE OF OPTIONS

7.1Partial Exercise.  An exercisable Option may be exercised in whole or in part.  However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of shares.

7.2Manner of Exercise.  All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised.  The notice shall be signed by the Participant or other person then entitled to exercise the Option or such portion of the Option;

(b)Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act, the Exchange Act, any other federal, state or foreign securities laws or regulations, the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law.  The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c)In the event that the Option shall be exercised pursuant to Section 11.3 hereof by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

(d)Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Sections 11.1 and 11.2 hereof.

7.3Notification Regarding Disposition.  The Participant shall give the Company prompt written or electronic notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Participant, or (b) one year after the transfer of such shares to such Participant.

ARTICLE 8.

RESTRICTED STOCK

8.1Award of Restricted Stock.

(a)The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b)The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by applicable law.  In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by applicable law.

8.2Rights as Stockholders.  Subject to Section 8.4 hereof, upon issuance of Restricted Stock, the Participant shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in an applicable Program or in the applicable Award Agreement, including the right to receive dividends and other distributions paid or made with respect to the shares; provided, however, that any Shares, cash or any other property distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed shall be accumulated or credited, and shall be subject to the same restrictions and risk of forfeiture as such Restricted Stock and shall not be paid until and unless the underlying Award vests.

8.3Restrictions.  All shares of Restricted Stock (including any shares received by Participants thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of an applicable Program or in the applicable Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide.  Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Participant’s duration of employment or directorship with the Company, the Performance Criteria, Company or Affiliate performance, individual performance or other criteria selected by the Administrator.  Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

8.4Repurchase or Forfeiture of Restricted Stock.  If no price was paid by the Participant for the Restricted Stock, upon a Termination of Service, the Participant’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Participant for the Restricted Stock, upon a Termination of Service, the Company shall have the right to repurchase from the Participant the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Participant for such Restricted Stock or such other amount as may be specified in an applicable Program or the applicable Award Agreement.  The Administrator in its sole discretion may provide that, upon certain events, including without limitation a Change in Control, the Participant’s death, retirement or disability, any other specified Termination of Service or any other event, the Participant’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and cease to be forfeitable and, if applicable, the Company cease to have a right of repurchase.

8.5Certificates for Restricted Stock.  Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine.  Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.

8.6Section 83(b) Election.  If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 9.

DIVIDEND EQUIVALENTS, STOCK PAYMENTS, DEFERRED STOCK, RESTRICTED STOCK UNITS; CASH-BASED AWARDS, OTHER INCENTIVE AWARDS

9.1Dividend Equivalents.

(a)Subject to Section 9.1(b) hereof, Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Participant and the date such Dividend Equivalents terminate or expire, as determined by the Administrator.  Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.  In addition, Dividend Equivalents with respect to Shares covered by an Award shall only be paid out to the Participant at the same time or times and to the same extent that the vesting conditions, if any, are subsequently satisfied and the Award vests with respect to such Shares.

(b)Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights, unless otherwise determined by the Administrator.

9.2Stock Payments.  The Administrator is authorized to make one or more Stock Payments to any Eligible Individual.  The number or value of shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator.  Stock Payments may, but are not required to be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

9.3Deferred Stock.  The Administrator is authorized to grant Deferred Stock to any Eligible Individual.  The number of shares of Deferred Stock shall be determined by the Administrator and may be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator, subject to compliance with Section 409A of the Code or an exemption therefrom.  Shares underlying a Deferred Stock Award which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until those conditions have been satisfied.  Unless otherwise provided by the Administrator, a holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Shares underlying the Award have been issued to the Participant.

9.4Restricted Stock Units.  The Administrator is authorized to grant Restricted Stock Units to any Eligible Individual.  The number and terms and conditions of Restricted Stock Units shall be determined by the Administrator.  The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.  The Administrator shall specify, or, in the Administrator’s sole discretion, permit the Participant to elect, the conditions and dates upon which the Shares underlying the Restricted Stock Units which shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be subject to compliance with Section 409A of the Code or an exemption therefrom.  On the distribution dates, the Company shall issue to the Participant one unrestricted, fully transferable Share (or the Fair Market Value of one such Share in cash) for each vested and nonforfeitable Restricted Stock Unit.

9.5Grant of Cash-Based Awards.  The Administrator may grant Cash-Based Awards under the Plan or pursuant to a Program.  A Cash-Based Award is an Award that entitles the Participant to a payment in cash upon the attainment of Performance Criteria.  The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine.  Unless otherwise determined by the Administrator, each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator.  At the Administrator’s discretion, Cash-Based Awards may be settled in Shares.

9.6Other Incentive Awards.  The Administrator is authorized to grant Other Incentive Awards to any Eligible Individual, which Awards may cover Shares or the right to purchase Shares or have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, Shares, shareholder value or shareholder return, in each case on a specified date or dates or over any period or periods determined by the Administrator. Other Incentive Awards may be linked to any one or more of the Performance Criteria or other specific criteria determined appropriate by the Administrator.

9.7Cash Settlement.  Without limiting the generality of any other provision of the Plan, the Administrator may provide, in an Award Agreement or subsequent to the grant of an Award, in its discretion, that any Award may be settled in cash, Shares or a combination thereof.

9.8Other Terms and Conditions.  All applicable terms and conditions of each Award described in this Article 9, including without limitation, as applicable, the term, vesting and exercise/purchase price applicable to the Award, shall be set by the Administrator in its sole discretion, provided, however, that the value of the consideration paid by a Participant for an Award shall not be less than the par value of a Share, unless otherwise permitted by applicable law.

9.9Exercise upon Termination of Service.  Awards described in this Article 9 are exercisable or distributable, as applicable, only while the Participant is an Employee or a Director, as applicable.  The Administrator, however, in its sole discretion, may provide that such Award may be exercised or distributed subsequent to a Termination of Service as provided under an applicable Program, Award Agreement, payment deferral election and/or in certain events, including a Change in Control, the Participant’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 10.

STOCK APPRECIATION RIGHTS

10.1Grant of Stock Appreciation Rights.

(a)The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

(b)A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose.  Except as described in Section 10.1(c) hereof, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

(c)Notwithstanding the foregoing provisions of Section 10.1(b) hereof to the contrary, in the case of a Stock Appreciation Right that is a Substitute Award, the price per share of the shares subject to such Stock Appreciation Right may be less than the Fair Market Value per share on the date of grant; provided, however, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of:  (x) the aggregate Fair Market Value (as of the time immediately preceding the transaction giving rise to the Substitute Award) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

10.2Stock Appreciation Right Vesting.

(a)The Administrator shall determine the period during which a Participant shall vest in a Stock Appreciation Right and have the right to exercise such Stock Appreciation Right in whole or in part.  Such vesting may be based on service with the Company or any Affiliate, or any other criteria selected by the Administrator.  At any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.

(b)No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in an applicable Program or Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.

10.3Manner of Exercise.  All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised.  The notice shall be signed by the Participant or other person then-entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

(b)Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations.  The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and

(c)In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 10.3 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right.

10.4Stock Appreciation Right Term.  The term of each Stock Appreciation Right shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted.  The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Participant has the right to exercise any vested Stock Appreciation Rights, which time period may not extend beyond the expiration date of the Stock Appreciation Right term.  Except as limited by the requirements of Section 409A of the Code, the Administrator may extend the term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised in connection with any Termination of Service of the Participant, and, subject to Section 13.1 hereof, may amend any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.

ARTICLE 11.

ADDITIONAL TERMS OF AWARDS

11.1Payment.  The Administrator shall determine the methods by which payments by any Participant with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, however, that payment of such proceeds is then made to the Company upon settlement of such sale, (d) with respect to Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price or (e) other form of legal consideration acceptable to the Administrator.  The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Participants.  Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

11.2Tax Withholding.  The Company and its Affiliates shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or an Affiliate, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s social security, Medicare and any other employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of the Plan.  The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company or an Affiliate withhold Shares otherwise issuable under an Award (or allow the surrender of Shares).  Unless determined otherwise by the Administrator, the number of Shares which may be so withheld or surrendered shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the minimum statutory withholding rates or federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.  The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

11.3Transferability of Awards.

(a)Except as otherwise provided in Section 11.3(b) or (c) hereof:

(i)No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii)No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to the satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by clause (i) of this provision; and

(iii)During the lifetime of the Participant, only the Participant may exercise an Award (or any portion thereof) granted to such Participant under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

(b)Notwithstanding Section 11.3(a) hereof, the Administrator, in its sole discretion, may determine to permit a Participant or a Permitted Transferee of such Participant to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees of such Participant, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee (other to another Permitted Transferee of the applicable Participant) other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant (or transferring Permitted Transferee) and the Permitted Transferee shall execute any and all documents requested by the Administrator, including without limitation, documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer.

(c)Notwithstanding Section 11.3(a) hereof, a Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death or Disability.  A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Participant, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator.  If the Participant is married or a domestic partner in a domestic partnership qualified under applicable law and resides in a “community property” state, a designation of a person other than the Participant’s spouse or domestic partner, as applicable, as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written or electronic consent of the Participant’s spouse or domestic partner; provided that such consent is required by applicable state law.  If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution.  Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Administrator prior to the Participant’s death or Disability.

11.4Conditions to Issuance of Shares.

(a)Notwithstanding anything herein to the contrary, neither the Company nor its Affiliates shall be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration.  In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b)All Share certificates delivered pursuant to the Plan and all shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded.  The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

(c)The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d)No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

(e)Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company and/or its Affiliates may, in lieu of delivering to any Participant certificates evidencing Shares issued in connection with any Award, record the issuance of Shares in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

11.5Forfeiture Provisions.  Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Participant to agree by separate written or electronic instrument, that: (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Participant at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Participant incurs a Termination of Service for Cause.

11.6Repricing.  Subject to Section 13.2 hereof, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares.  Subject to Section 13.2 hereof, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

ARTICLE 12.

ADMINISTRATION

12.1Administrator.  The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, in each case, to the extent required under such provision; provided, however, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.l or otherwise provided in any charter of the Committee.  Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment.  Committee members may resign at any time by delivering written or electronic notice to the Board.  Vacancies in the Committee may only be filled by the Board.  Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6 hereof.

12.2Duties and Powers of Administrator.  It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions.  The Administrator shall have the power to interpret the Plan and all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement provided that the rights or obligations of the holder of the Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Participant is obtained or such amendment is otherwise permitted under Section 13.10 hereof.  Any such grant or award under the Plan need not be the same with respect to each Participant.  Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code.  In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

12.3Action by the Committee.  Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee.  Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.4Authority of Administrator.  Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a)Designate Eligible Individuals to receive Awards;

(b)Determine the type or types of Awards to be granted to each Eligible Individual;

(c)Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e)Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g)Decide all other matters that must be determined in connection with an Award, including resolution of any disputes;

(h)Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;

(j)Grant Substitute Awards on such terms and conditions as the Administrator may prescribe, subject to compliance with the incentive stock option rules under Section 422 of the Code and the nonqualified deferred compensation rules under Section 409A of the Code, where applicable;

(k)Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

(l)Establish a Program or Programs under the Plan, as may be adopted or amended from time to time.

12.5Decisions Binding.  The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all parties.

12.6Delegation of Authority.  To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by the following individuals:  (a) individuals who are subject to Section 16 of the Exchange Act or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible applicable securities laws or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.  Any delegation hereunder shall be subject to the restrictions and limits that the Board or the Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee.  At all times, the delegatee appointed under this Section 12.6 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 13.

MISCELLANEOUS PROVISIONS

13.1Amendment, Restatement, Suspension or Termination of the Plan.  Except as otherwise provided in this Section 13.1, the Plan may be wholly or partially amended, restated or otherwise modified, suspended or terminated at any time or from time to time by the Board.  However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 13.2 hereof, (i) increase the Share Limit, (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 11.6 hereof. Except as provided in Section 13.10 hereof, no amendment, restatement, suspension or termination of the Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.  No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date. In addition, in no event may any Incentive Stock Option be granted under the Plan after the tenth (10th) anniversary of the date on which the Board adopted the Plan (subject to shareholder approval).

13.2Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the Share Limit); (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and/or (iv) the grant or exercise price per share for any outstanding Awards under the Plan.

(b)In the event of any transaction or event described in Section 13.2(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2, the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested;

(ii)To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)To make adjustments in the number and type of securities subject to outstanding Awards and Awards which may be granted in the future and/or in the terms, conditions and criteria included in such Awards (including the grant or exercise price, as applicable);

(iv)To provide that such Award shall be exercisable or payable or fully vested with respect to all securities covered thereby, notwithstanding anything to the contrary in the Plan or an applicable Program or Award Agreement; and

(v)To provide that the Award cannot vest, be exercised or become payable after such event.

(c)In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.2(a) and 13.2(b) hereof:

(i)The number and type of securities subject to each outstanding Award and/or the exercise price or grant price thereof, if applicable, shall be equitably adjusted.  The adjustment provided under this Section 13.2(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(ii)The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments to the Share Limit).  The adjustments provided under this Section 13.2(c) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(d)Change in Control. Except as may be determined otherwise by the Board, the following terms shall govern in the event of a Change in Control.

(i)In the event of a Change in Control, each outstanding Award shall be assumed, continued or an equivalent award substituted, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (each, an “Assumed Award”), by the successor entity or a parent or subsidiary of the successor entity (“Successor”); provided, however, that if the Participant’s service with the Successor is terminated without Cause by the Successor, for Good Reason by the Participant, or on account of the Participant’s death or Disability, in each case within 12 months following such Change in Control, each then-outstanding and unvested Assumed Award held by such Participant shall become fully vested and, as applicable, exercisable, and all forfeiture restrictions on such Assumed Awards shall lapse at such time.

(ii)In the event that a Successor refuses to assume, continue or substitute for any Award in accordance with Section 13.2(d)(i) hereof, each such Award shall become fully vested and, as applicable, exercisable and shall be deemed exercised, immediately prior to the consummation of such transaction, and all forfeiture restrictions on any or all such Awards shall lapse at such time.  If an Award vests and, as applicable, is exercised in lieu of assumption, continuation or substitution in connection with a Change in Control, the Administrator shall notify the Participant of such vesting and any applicable exercise, and the Award shall terminate upon the Change in Control.  For the avoidance of doubt, if the value of an Award that is terminated in connection with this Section 13.2(d)(ii) is zero or negative at the time of such Change in Control, such Award shall be terminated upon the Change in Control without payment of consideration therefor.

(iii)Notwithstanding Section 13.2(d)(i) and (ii), upon a Change in Control, all Performance-Based Awards and Cash-Based Awards shall become vested and nonforfeitable in the Administrator’s discretion or to the extent specified in the relevant Award Agreement.

(e)The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(f)No adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code.  Furthermore, no such adjustment or action shall be authorized with respect to any Award to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(g)The existence of the Plan, the Program, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(h)No action shall be taken under this Section 13.2 which shall cause an Award to fail to comply with Section 409A of the Code or an exemption therefrom, in either case, to the extent applicable to such Award, unless the Administrator determines any such adjustments to be appropriate.

(i)In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.

13.3Approval of Plan by Stockholders.  The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. If the Plan is not approved by the stockholders within twelve (12) months after its adoption by the Board, then the Prior Plan shall continue on its existing terms and conditions and the Plan shall be of no force or effect.

13.4No Stockholders Rights.  Except as otherwise provided herein or in an Award Agreement, a Participant shall have none of the rights of a stockholder with respect to shares of Common Stock covered by any Award until the Participant becomes the record owner of such shares of Common Stock.

13.5Paperless Administration.  In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

13.6Effect of Plan upon Other Compensation Plans.  Except as set forth in Section 3.1(a) above, the adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate.  Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees or Directors of the Company or any Affiliate, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

13.7Compliance with Laws.  The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements), the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.  Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.  To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

13.8Titles and Headings, References to Sections of the Code or Exchange Act.  The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

13.9Governing Law.  The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Nevada without regard to conflicts of laws thereof.

13.10Section 409A.  The Plan is intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that this Plan be administered in all respects in accordance with Section 409A of the Code. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Plan, any applicable Program and the Award Agreement covering such Award shall be interpreted in accordance with Section 409A of the Code.  Notwithstanding any provision of the Plan to the contrary, in the event that, following the Effective Date, the Administrator determines that any Award may be subject to Section 409A of the Code, the Administrator may adopt such amendments to the Plan, any applicable Program and the Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to avoid the imposition of taxes on the Award under Section 409A of the Code, either through compliance with the requirements of Section 409A of the Code or with an available exemption therefrom. In the event that it is reasonably determined by the Administrator that, as a result of Section 409A of the Code and the regulations thereunder, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company may make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code; which, if the Participant is a “specified employee” within the meaning of the Section 409A, shall be the first day following the six-month period beginning on the date of Participant’s termination of employment. Unless otherwise provided in an Award Agreement or other document governing the issuance of such Award, payment of any Performance-Based Award intended to qualify as a “short term deferral” within the meaning of Section 1.409A-1(b)(4)(i) of the U.S. Treasury Regulations shall be made between the first day following the close of the applicable Performance Period and the last day of the “applicable 2 ½ month period” as defined therein. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A or any other provision of federal, state, local or foreign law.  The Company shall not be liable to any Participant for any tax, interest, or penalties that Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

13.11No Rights to Awards.  No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

13.12Unfunded Status of Awards.  The Plan is intended to be an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.

13.13Indemnification.  To the extent allowable pursuant to applicable law, each member of the Board and any officer or other employee to whom authority to administer any component of the Plan is delegated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.14Relationship to other Benefits.  No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

13.15Data Privacy.  As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this paragraph by and among, as applicable, the Company and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.  The Company and its Subsidiaries and Affiliates may hold certain personal information about a Participant, including but not limited to, the Participant’s name, home address and telephone number, date of birth, social security or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Subsidiaries and Affiliates, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its Subsidiaries and Affiliates may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Participant’s participation in the Plan, and the Company and its Subsidiaries and Affiliates may each further transfer the Data to any third parties assisting the Company in the implementation, administration and management of the Plan.  These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws his or her consents as described herein.  For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

13.16Clawback.  Any Award granted pursuant to this Plan shall be subject to mandatory repayment by the Participant to the Company (i) to the extent set forth in any Award Agreement, (ii) to the extent that such Participant is, or in the future becomes, subject to (a) any “clawback” or recoupment policy adopted by the Company or any Affiliate thereof to comply with the requirements of any applicable laws, rules or regulations, including pursuant to final rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or otherwise, or (b) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws, including the Sarbanes-Oxley Act of 2002.

13.17Expenses.  The expenses of administering the Plan shall be borne by the Company and its Affiliates.

[signature page follows]

* * * * *

The foregoing Plan was duly adopted by the Board of Directors of AutoZone, Inc. on October 7, 2020.

* * * * *

The foregoing Plan was approved by the stockholders of AutoZone, Inc. on [______], 2020.

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/AZO or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/AZO Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 01 - Douglas H. Brooks 02 - Linda A. Goodspeed 03 - Earl G. Graves, Jr. 04 - Enderson Guimaraes 05 - Michael M. Calbert 06 - D. Bryan Jordan 07 - Gale V. King 08 - George R. Mrkonic, Jr. 09 - William C. Rhodes, III 10 - Jill A. Soltau For Against Abstain For Against Abstain 2. Ratification of Ernst & Young LLP as independent registered public accounting firm for the 2021 fiscal year. 3. Approval of advisory vote on executive compensation 4. Approval of Autozone, Inc. 2020 Omnibus Incentive Award Plan 5. In the discretion of the proxies named herein, upon such other matters as may properly come before the meeting. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 P C F 03AZHF B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. Annual Meeting Proxy Card

The 2020 Annual Meeting of Stockholders of AutoZone, Inc. will be held on Wednesday, December 16, 2020 at 8:00 a.m. Central Time, virtually via live webcast at www.meetingcenter.io/276027987. To attend the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is – AZO2020 Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: investors.autozone.com q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of Annual Meeting of Stockholders Proxy Solicited by Board of Directors of AutoZone, Inc. for the Annual Meeting of Stockholders — December 16, 2020 I hereby appoint Kristen C. Wright and Priya A. Galante, and each of them, as proxies, with full power of substitution to vote all shares of common stock of AutoZone, Inc., which I would be entitled to vote at the Annual Meeting of AutoZone, Inc. to be held exclusively by remote communication via live webcast, on Wednesday, December 16, 2020 at 8:00 a.m. CST and at any adjournments, on proposals 1, 2, 3 and 4 as I have specified, and in their discretion on other matters as may come before the meeting. This proxy, when properly executed, will be voted in the manner directed on the reverse side. If no direction is made, this proxy will be voted FOR the election of the directors nominated by the Board of Directors and FOR proposals 2, 3 and 4. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. + C Non-Voting Items AutoZone, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/AZO